UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

MARINUS PHARMACEUTICALS, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☒ No fee required.
☐ Fee paid previously with preliminary materials.
☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rule 14a-6(i)(1) and 0-11.

April 11, 2023

To our Stockholders:

You are cordially invited to attend our 2023 Annual Meeting of Stockholders on Wednesday, May 24, 2023, at 9:30 a.m. (Eastern Daylight Time) (the “Annual Meeting”), which will be held solely by means of live audio webcast online at www.virtualshareholdermeeting.com/MRNS2023.

If you attend the Annual Meeting, you will be able to vote and submit questions during the Annual Meeting by using the control number we provide to you in the Notice of Internet Availability of Proxy Materials (the “Notice”), which describes the availability of these proxy materials over the Internet. We will commence mailing the Notice to our stockholders on or about April 11, 2023, which will contain instructions on how to access our 2023 Proxy Statement and 2022 Annual Report and how to vote. Internet distribution of our proxy materials expedites receipt by stockholders, lowers the cost of the Annual Meeting, and conserves natural resources. Stockholders who receive the Notice will not receive a printed copy of the proxy materials in the mail; however, if you would prefer to receive paper copies of our proxy materials, please follow the instructions included in the Notice.

Please refer to the Proxy Statement for detailed information on each of the proposals and the Annual Meeting. Your vote is important, and we strongly urge all stockholders to vote their shares. For most items, including the election of directors, your shares will not be voted unless you provide voting instructions via the Internet or by returning a proxy card or voting instruction card. We encourage you to vote promptly, even if you plan to virtually attend the Annual Meeting.

Best regards,

/s/ Scott Braunstein
Scott Braunstein, M.D.
President, Chief Executive Officer and Chair of the Board of Directors

Marinus Pharmaceuticals, Inc.

5 Radnor Corporate Center, Suite 500

100 Matsonford Road

Radnor, PA 19087

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 24, 2023

To our Stockholders:

NOTICE IS HEREBY GIVEN that the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of Marinus Pharmaceuticals, Inc. (the “Company”, “we”, “us” and “our”) will be held solely by means of live audio webcast online at www.virtualshareholdermeeting.com/MRNS2023 on Wednesday, May 24, 2023, at 9:30 a.m. (Eastern Daylight Time), to consider and vote on the following matters described in the accompanying Proxy Statement:

1.	To elect three Class III directors to our Board of Directors (our “Board”), each to serve until our 2026 Annual Meeting of Stockholders or until such person’s successor is duly elected and qualified (“Proposal 1”).
2.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023 (“Proposal 2”).
3.	To approve, on a non-binding advisory basis, the compensation of our named executive officers as disclosed in the accompanying Proxy Statement (“Proposal 3”).
4.	To transact such other business as may properly be brought before the Annual Meeting or any adjournment or postponement thereof.

Our Board has fixed March 27, 2023 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. Only stockholders of record at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.

Our Board unanimously recommends that you vote “FOR ALL” for Proposal 1 and “FOR” for Proposals 2 and 3.

By hosting the Annual Meeting online, we are able to effectively communicate with our stockholders, enable increased attendance and participation from locations around the world, reduce costs and increase overall efficiency and safety for both us and our stockholders. The Annual Meeting has been designed to provide the same rights to participate as you would have at an in-person meeting. Whether or not you expect to attend, you are respectfully requested by our Board to promptly either sign, date and return the proxy card (if you requested a paper copy) or vote via the Internet by following the instructions provided on the Notice.

By Order of the Board of Directors,

/s/ Martha E. Manning
Martha E. Manning, Esq.
Senior Vice President, General Counsel and Corporate Secretary
Radnor, Pennsylvania

April 11, 2023

Important Notice Regarding the Availability of Proxy Materials for the

Annual Meeting of Stockholders to be Held on May 24, 2023:

Copies of our Proxy Materials, consisting of the Notice of Annual Meeting of Stockholders, the Proxy Statement
and Accompanying Form of Proxy Card, and our 2022 Annual Report on Form 10-K are available at
www.proxyvote.com.

YOUR VOTE IS IMPORTANT

If your shares are held in a brokerage account or by another nominee record holder, please be sure to mark your voting choices on the voting instruction card that accompanies this Proxy Statement. If you fail to specify your voting instructions for several of the proposals, your shares will not be voted on such proposals due to rules applicable to broker voting, and we may incur additional costs to solicit votes.

Marinus Pharmaceuticals, Inc.

5 Radnor Corporate Center, Suite 500

100 Matsonford Road

Radnor, PA 19087

PROXY STATEMENT

2023 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 24, 2023

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON WEDNESDAY, MAY 24, 2023:

We are making this Proxy Statement and the accompanying form of proxy card, and our 2022 Annual Report on Form 10-K (the “Annual Report”), available electronically via the Internet at www.proxyvote.com and our website, www.marinuspharma.com. If you wish to receive a paper or e-mail copy of these documents, please request one by following the instructions contained in the Notice of Internet Availability of Proxy Materials (the “Notice”). There is no charge for requesting a copy.

The Notice will be mailed to our stockholders on or before April 11, 2023, in connection with the solicitation of proxies on behalf of our Board for use at our 2023 Annual Meeting of Stockholders, to be held on Wednesday, May 24, 2023, at 9:30 a.m. (Eastern Daylight Time), virtually at www.virtualshareholdermeeting.com/MRNS2023, and at any adjournment or postponement thereof (the “Annual Meeting”). Whether or not you plan to attend the Annual Meeting, please follow the instructions on the Notice so that your shares may be voted at the Annual Meeting. You may vote your shares by mail, by email, by telephone, or through the Internet by following the instructions set forth on the Notice. If you attend the Annual Meeting, you may revoke your previously-submitted proxy and vote virtually during the Annual Meeting.

FREQUENTLY ASKED QUESTIONS

The following questions and answers present important information pertaining to the Annual Meeting:

Q: Who can attend the Annual Meeting, and how do I attend?

A: All stockholders are invited to attend the Annual Meeting.

The Annual Meeting will be held on Wednesday, May 24, 2023, at 9:30 a.m. (Eastern Daylight Time). The Annual Meeting is a virtual only meeting and can be accessed by visiting www.virtualshareholdermeeting.com/MRNS2023 on May 24, 2023, using the 16-digit control number included in the Notice. We recommend that you allow ample time for the online check-in procedures to ensure you are logged in when the meeting starts. Online check-in will begin at 9:20 a.m. (Eastern Daylight Time).

Q: Who is entitled to vote at the Annual Meeting, and how many shares can they vote?

A: Only stockholders of record as of the close of business on March 27, 2023 (the “Record Date”) are entitled to vote at the Annual Meeting. At the close of business on the Record Date, there were 49,665,117 shares of our common stock outstanding.

Each stockholder entitled to vote at the Annual Meeting may cast one vote for each share of common stock owned by him, her or it that has voting power upon each matter considered at the Annual Meeting. Our stockholders do not have the right to cumulate their votes in the election of directors.

Q: How can I see who is entitled to vote at the Annual Meeting?

A: During the ten days before the Annual Meeting, you may inspect a list of stockholders eligible to vote. If you would like to inspect the list, please contact Martha E. Manning, Esq., our Senior Vice President, General Counsel and Corporate Secretary, at (484) 801-4670 to make arrangements to inspect the list.

Q: How do I vote my shares?

A: The answer depends on whether you are a stockholder of record or a beneficial owner.

If you are a stockholder of record, which means that you owned your shares of our common stock directly (that is, you held shares that show your name as the registered stockholder) on the Record Date, your proxy is being solicited directly by us, and you can vote at the Annual Meeting or by proxy whether or not you attend the Annual Meeting virtually.

If you wish to vote over the Internet, go to www.proxyvote.com and log in using your unique control number that was included in the Notice. Internet voting is available 24 hours a day.

If you wish to vote by mail, please request a paper copy of the materials, which will include a proxy card. Please promptly complete, sign and return your proxy card to our transfer agent to ensure that it is received prior to the closing of the polls at the Annual Meeting.

If you sign your proxy card but do not indicate how you wish to vote, the proxies will vote your shares “FOR ALL” of the three Class III director nominees, “FOR” the ratification of Ernst & Young LLP as our independent registered public accounting firm, “FOR” the advisory vote on executive compensation and, if any other matter is properly presented at the Annual Meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his or her discretion. Unsigned proxy cards will not be counted.

If you wish to vote at the meeting, go to www.virtualshareholdermeeting.com/MRNS2023 and enter your unique control number that was included in the Notice. Once properly admitted to the Annual Meeting, you will be able to vote your shares by following the instructions that will be available on the Annual Meeting website.

In each case, other than voting at the Annual Meeting, the vote must be submitted no later than 48 hours (excluding Saturdays, Sundays and holidays) prior to the time of the Annual Meeting, or adjournment thereof. The Chair of the Annual Meeting may waive the proxy cut-off without notice. If the proxy is not dated, it will be deemed to be submitted seven calendar days after the date on which it was mailed to you.

If you are a beneficial owner, which means that you owned your shares of common stock indirectly (that is, you held your shares in “street name” in a brokerage account or by another nominee holder) on the Record Date, a Notice or voting instruction card has been provided to you by your broker, bank or other nominee describing how to vote your shares.

If you receive a voting instruction card, you can vote by completing and returning the voting instruction card. Please be sure to mark your voting choices on your voting instruction card before you return it. You may also be able to vote by telephone, on the Internet or at the Annual Meeting, depending upon your voting instructions. Please refer to the instructions provided with your voting instruction card for information about voting in these ways. See also “What is the effect if I fail to give voting instructions to my broker, bank or other nominee?” below.

If you wish to vote at the meeting, go to www.virtualshareholdermeeting.com/MRNS2023 and enter your unique control number that was included in the Notice or voting instruction card. Once properly admitted to the Annual Meeting, you will be able to vote your shares by following the instructions that will be available on the Annual Meeting website. If you did not receive a control number with the Notice or voting instruction card, you may not vote your shares at the Annual Meeting unless you obtain a valid “legal proxy” from the bank, broker or other nominee that holds your shares, giving you the right to vote the shares at the Annual Meeting. Please contact your bank, broker or other nominee at least five days before the Annual Meeting and obtain a legal proxy to be able to participate in or vote at the Annual Meeting.

Q: Why is the Annual Meeting online, and will I still have the same participation rights as I would have at an in-person stockholder meeting?

A: By hosting the Annual Meeting online, we are able to communicate more effectively with our stockholders, enable increased attendance and participation from locations around the world, reduce costs and increase overall efficiency and safety for us and our stockholders. The virtual Annual Meeting has been designed to provide the same rights to participate as you would have at an in-person meeting. If you plan to attend the Annual Meeting virtually, you will need your unique control number we have provided to you with the Notice.

In addition to voting online during the Annual Meeting or changing a vote you may have submitted previously by following the methods described herein, stockholders who attend the Annual Meeting and log in using their control number will have an opportunity to submit questions online during a portion of the Annual Meeting. Instructions for submitting a question during the Annual Meeting will be provided on the Annual Meeting website. We will endeavor to answer as many submitted questions as time permits; however, we reserve the right to exclude questions regarding topics that are not pertinent to meeting matters or company business or are inappropriate. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition. Any questions that are appropriate and pertinent to the Annual Meeting but cannot be answered during the Annual Meeting due to time constraints will be answered and posted on our Investor Relations website, www.ir.marinuspharma.com, as soon as practicable after the Annual Meeting.

Q: What does it mean to vote by proxy?

A: A proxy is a person you appoint to vote on your behalf. Unless you vote live during the Annual Meeting, by voting using any of the other methods discussed above, you will be appointing as your proxies Scott Braunstein, M.D., our Chair and Chief Executive Officer, and Martha E. Manning, Esq., our Senior Vice President, General Counsel and Corporate Secretary. They may act together or individually on your behalf, and will have the authority to appoint a substitute to act as proxy. Whether or not you expect to attend the Annual Meeting, we request that you please use the means available to you to vote by proxy so as to ensure that your shares of common stock may be voted.

Q: Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

A:We have elected to provide access to our proxy materials on the Internet. Accordingly, we are sending the Notice to our stockholders. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials on the Internet or to request a printed copy may be found in the Notice. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. We encourage stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of the Annual Meeting.

Q: What should I do if I need technical supporting during the Annual Meeting?

A: The Annual Meeting platform is fully supported across browsers and devices running the most updated version of applicable software and plugins. Attendees should ensure they have a strong Internet connection, allow plenty of time to log in, and can hear streaming audio prior to the start of the Annual Meeting.

If you experience any technical difficulties accessing the Annual Meeting or during the Annual Meeting, please call the toll-free number that will be available on our virtual stockholder login site (at www.virtualshareholdermeeting.com/MRNS2023) for assistance. We will have technicians ready to assist you with any technical difficulties you may have beginning 10 minutes prior to the start of the Annual Meeting, and the technicians will be available through the conclusion of the Annual Meeting. Additional information regarding matters addressing technical and logistical issues, including technical support during the Annual Meeting, will be available on the Annual Meeting website.

Q: What is the effect if I fail to give voting instructions to my broker, bank or other nominee?

A: If you are a beneficial owner of shares of our common stock and your voting instruction card or Notice does not indicate that you may vote your shares directly, you must provide your broker or nominee with instructions on how to vote your shares for Proposals 1 and 3 for your shares to be counted. If you do not provide voting instructions, your shares will not be voted on any proposal for which the broker does not have discretionary authority to vote. This is called a “broker non-vote.”

Brokers, banks or other nominees will have this discretionary authority with respect to “routine” matters, such as the ratification of the appointment of our independent registered public accounting firm (Proposal 2); however, they will not have this discretionary authority with respect to “non-routine” matters, including the election of directors (Proposal 1) and the advisory vote on executive compensation (Proposal 3).

In the event of a broker non-vote, such beneficial owners’ shares of common stock will be included in determining whether a quorum is present, but otherwise will not be counted. Thus, a broker non-vote will make a quorum more readily obtainable, but a broker non-vote will not otherwise affect the outcome of a vote on a proposal that requires a plurality of the votes cast, and a broker non-vote will not otherwise affect the outcome of a vote on a proposal that requires a majority of the shares present by remote communication or by proxy and entitled to vote. See “What am I being asked to vote on, and what vote is required to approve each proposal?” below.

We encourage you to provide voting instructions to the organization that holds your shares if you do not have the option to vote your shares directly.

Q: Can I change my vote or revoke my proxy?

A: Yes, you may revoke your proxy at any time before the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy by: (1) submitting a new vote on the Internet or by telephone or submitting another properly completed proxy card with a later date than our original card, but no later than (x) 11:59 pm on May 22, 2023 if you are submitting by mail and (y) 11:59 pm on May 23, 2023 if you are submitting by telephone or Internet; or (2) attending and voting at the Annual Meeting (note that simply attending the Annual Meeting will not, by itself, revoke your proxy). We will count your vote in accordance with the last instructions we receive from you prior to the closing of the polls, whether your instructions are received by mail, Internet or at the Annual Meeting. If you hold your shares through a broker, bank or other nominee and wish to change your vote, you must follow the procedures required by your broker, bank or other nominee.

Q: What is the quorum requirement, and what happens if a quorum is not present at the Annual Meeting?

A: The holders of one-third of the 49,665,117 shares of common stock outstanding as of the Record Date, either present by remote communication or represented by proxy, constitutes a quorum. A quorum is necessary in order to conduct the Annual Meeting. If you choose to have your shares represented by proxy at the Annual Meeting, you will be considered part of the quorum. Broker non-votes and abstentions will be counted as present for the purpose of establishing a quorum.

If a quorum is not present by attendance at the Annual Meeting or represented by proxy, the Annual Meeting will be adjourned until a quorum is obtained. If an adjournment is for more than 30 days or a new record date is fixed for the adjourned meeting, we will provide notice of the adjourned meeting to each stockholder of record entitled to vote at the meeting.

Q: What am I being asked to vote on, and what vote is required to approve each proposal?

A: We are holding the Annual Meeting for the following purposes, which are described in more detail below in this Proxy Statement:

1.	Proposal 1 - Election of Class III directors: To elect three Class III directors to our Board, each to serve until our 2026 Annual Meeting of Stockholders or until such person’s successor is duly elected and qualified (“Proposal 1”). Votes may be cast: FOR ALL nominees, WITHHOLD ALL nominees or FOR ALL EXCEPT those nominees noted by you on the appropriate portion of your proxy or voting instruction card. A plurality of the votes of the holders of the shares of our common stock present by remote communication or represented by proxy at the Annual Meeting and entitled to vote generally on the election of directors is required for the election of the director nominees to our Board as Class III directors. This means that the three director nominees with the most votes will be elected. You may choose to vote or withhold your vote for one or more of such nominees. Withholding a vote from a director nominee will not be voted with respect to the director nominee indicated and will have no impact on the election of directors, although it will be counted for the purposes of determining whether there is a quorum. Broker non-votes will have no effect on the outcome of Proposal 1.
2.	Proposal 2 - Ratification of the appointment of Ernst & Young LLP (“EY”) as our independent registered public accounting firm for 2023: To ratify the appointment of EY as our independent registered public accounting firm for the year ending December 31, 2023 (“Proposal 2”). Votes may be cast: FOR, AGAINST or ABSTAIN. The affirmative vote of the holders of the majority of shares of common stock present by remote communication or represented by proxy at the Annual Meeting and entitled to vote is required to approve Proposal 2. Abstentions with respect to Proposal 2 will have the effect of votes “AGAINST” Proposal 2. There will be no broker non-votes with respect to Proposal 2.
3.	Proposal 3 - Advisory vote on executive compensation: To approve, on a non-binding advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement (“Proposal 3”). Votes may be cast: FOR, AGAINST or ABSTAIN. The affirmative vote of the holders of the majority of shares of common stock present by remote communication or represented by proxy at the Annual Meeting and entitled to vote is required to approve Proposal 3. Abstentions with respect to Proposal 3 will have the effect of votes “AGAINST” Proposal 3. Broker non-votes will have no effect on the outcome of Proposal 3. Although this is an advisory vote, our Board will consider the results of this proposal when considering future decisions related to such proposal.

Management knows of no business that will be presented at the Annual Meeting other than Proposals 1 through 3 above. If any other matter properly comes before the Annual Meeting and any adjournment or postponement thereof, the persons named as proxies in the proxy card intend to vote your shares (which confer discretionary authority to vote on such matters) in accordance with their judgment on the matter. Your proxy holder will have the authority to appoint a substitute to act as proxy.

Q: How does the Board recommend that I vote on each of the proposals?

A: Our Board unanimously recommends that stockholders vote “FOR ALL” for Proposal 1 and “FOR” Proposals 2 and 3.

Q: Who will count the votes, and is my vote confidential?

A: Martha E. Manning, Esq., our Senior Vice President, General Counsel and Corporate Secretary will count the votes cast at the Annual Meeting and will serve as the inspector of election. Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within our Company or to third parties, except (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, and (3) to facilitate a successful proxy solicitation.

Q: How will proxies be solicited and who will pay the cost of the proxy solicitation?

A: The solicitation of proxies will be primarily by mail, but our directors, officers and other employees may also solicit proxies personally or by telephone but will receive no special compensation for doing so. We will bear all costs of the solicitation, including the printing, handling and mailing of the Annual Meeting materials. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding Proxy Materials to our stockholders, if any.

Q: Where can I find the voting results?

A: Final voting results will be reported in a Current Report on Form 8-K, which we will file with the Securities and Exchange Commission (the “SEC”) on EDGAR at https://www.sec.gov within four business days of the Annual Meeting.

Q: Who is the independent registered public accounting firm, and will it be represented at the Annual Meeting?

A: EY served as our independent registered public accounting firm for the fiscal year ended December 31, 2022, and audited our consolidated financial statements for such fiscal year. We expect that one or more representatives of EY will be present at the Annual Meeting. They will have an opportunity to make a statement, if they desire, and will be available to answer appropriate questions at the end of the Annual Meeting. EY has been appointed by the audit committee of our Board (the “Audit Committee”) to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2023.

Q: Why are we being asked to ratify the appointment of Ernst & Young LLP?

A: Although stockholder approval of the Audit Committee’s appointment of EY as our independent registered public accounting firm is not required, we believe that it is advisable to give stockholders an opportunity to ratify this appointment. If this proposal is not approved at the Annual Meeting, the Audit Committee may reconsider its selection of EY, but will not be required to take any action.

Our Environmental Sustainability and Social Responsibility Efforts

At Marinus, we are committed to acting as responsible corporate citizens in all aspects of our business in a manner that promotes the sustainability of the world in which we work and live. We believe in integrating environmental, social, and governance considerations into our business strategy and we evaluate, on an ongoing basis, whether our resources are being managed in a manner consistent with enhancing stockholder value, including through taking into account ethical considerations and corporate social responsibility.

As a company commercializing and developing medications for patients with rare seizure disorders, we are aware that there are situations in which patients will not be eligible for our clinical trials and for whom there are limited options for alternative therapies. As part of our commitment to patients, we have developed a Compassionate Use Program that complies with local laws and regulations to provide patients with access to our investigational therapies under appropriate circumstances. Our Compassionate Use Policy is posted on our website under “Science & Pipeline - Medical Affairs.”

With patients at the forefront of our mission, we have also made it a priority to collaborate with and support patient advocacy organizations to increase disease awareness and education, promote earlier diagnosis, and advance new therapies. We utilized global patient advocacy organizations’ research and clinical networks to improve cross functional thinking, early insights and an integrated understanding of clinical, scientific, and patient needs to help us design our programs. We are committed to patient advocacy and work with many different patient advocacy organizations for patients with epilepsy and seizure disorders. We are also committed to supporting community endeavors that promote and improve the understanding of these rare diseases.

As we continue to grow, we are focused on reaching out to and listening to our employees. Over the past 12 months, we have further expanded the number of employees and have continued our approach to employee engagement to accommodate a hybrid work environment, enabling both virtual and in-person interactions. During the past year, as in prior years, we have elicited feedback from our employee population on the topics of employee engagement and diversity, equity, inclusion, and belonging, supported an employee-led Culture Committee, conducted Employee Focus Groups, and hosted Diversity, Equity and Inclusion initiatives.

Our guiding principles are Commitment, Innovation and Community, and it is these principles that are at the center of our corporate culture. In the last year, our employees donated their time and talents in support of several local Philadelphia non-profit and needs-based organizations, showing our strong commitment to the community in which we live and work. Through our community engagement group, Marinus Heart At Work, we strive to come together frequently throughout the year to give back to the community, whether through monetary donations or giving back through our time. In December of 2022, Marinus employees had the opportunity to give back to the city of Philadelphia by visiting the Hub of Hope/Project HOME through our corporate partnership with Life Science Cares. The mission of Project HOME is to empower adults, children, and families to break the cycle of homelessness and poverty.

Marinus became a corporate partner with Life Science Cares in the Summer of 2022.  Life Science Cares is a collective effort of the life sciences industry to reduce the impact of poverty on our neighbors.  With over 375,000 Philadelphia residents living below the poverty line, Life Science Cares Philadelphia is committed to uniting the life sciences community and providing human and financial resources to organizations that support survival, education, and sustainability.

We believe we should be stewards of responsibility to make decisions and align with suppliers and vendors who are committed to the identification and mitigation of potential ecological and socials risks. We seek to engage with vendors that promote ethical behavior, corporate responsibility and environmental sustainability.

CORPORATE GOVERNANCE

General

This section describes key corporate governance guidelines and practices that we have adopted. Our Board of Directors believes that good corporate governance is important to ensure that we are managed for the long-term benefit of our stockholders. Complete copies of our corporate governance guidelines, committee charters and Code of Business Conduct and Ethics described below are available on the Investors section of our website at www.marinuspharma.com. Alternatively, you can request a copy of any of these documents by writing to: Investor Relations, Marinus Pharmaceuticals, Inc., 5 Radnor Corporate Center, Suite 500, 100 Matsonford Rd., Radnor, PA 19087. Note that the inclusion of our website address in this Proxy Statement does not include or incorporate by reference the information on our website into this Proxy Statement.

Governance Best Practices - Corporate Governance Guidelines

Our Board has adopted written Corporate Governance Principles to provide the Board and its Committees with operating principles designed to enhance the effectiveness of the Board and its Committees, to maintain high standards of Board and Committee governance, and to clarify the responsibilities of management in supporting the Board’s activities. The Corporate Governance Principles set forth a framework for our governance practices, including composition of the Board and its Committees, functions and responsibilities of the Board and its Committees, director nominee selection, Board membership criteria, director compensation, Board education, meeting responsibilities, access to information and employees, executive sessions of independent directors, and Board oversight of succession planning process for the CEO and certain other senior management positions.

Corporate Governance Strengths

Strong independent oversight		Board qualifications and accountability		Board oversight of strategy and risk management
◾	6 out of 7 directors are independent	◾	Diverse Board in terms of tenure, gender, race/ethnicity, experience and skills	◾	Risk oversight by the full Board and Committees
◾	Independent Lead Director and independent Board Committee Members	◾	Annual Board and Committee self-evaluation	◾	Offsite Board strategy sessions
◾	Regular Executive sessions of independent directors	◾	No poison pill anti-takeover defenses	◾	Comprehensive risk strategy inclusive of cybersecurity programs

Ethics and Integrity - Code of Business Conduct and Ethics for Employees, Executive Officers and Directors

Our Board has adopted a Code of Business Conduct and Ethics applicable to all of our employees, officers and directors. The Code of Business Conduct and Ethics outlines the principles, policies and laws that govern our activities and establishes guidelines for conduct in the workplace. Every employee, officer and director is expected to be familiar with the Code of Business Conduct and Ethics and adhere to the principles and procedures set forth in the Code of Business Conduct and Ethics that apply to them. Our Audit Committee is responsible for overseeing the Code of Business Conduct and Ethics and must approve any waivers of the Code of Business Conduct and Ethics for employees, officers or directors. We expect that any amendments to the Code of Business Conduct and Ethics, or any waivers of its requirements, will be disclosed on our website. Copies of the Code of Business Conduct and Ethics can be obtained free of charge from our website, www.marinuspharma.com, or by contacting our Secretary at our offices at Marinus Pharmaceuticals, Inc., 5 Radnor Corporate Center, Suite 500, 100 Matsonford Road, Radnor, PA 19087.

Anti-Hedging and Anti-Pledging Policy

We have an insider trading policy that is applicable to all of our directors, officers and employees that prohibits the hedging and pledging of our securities. The policy prohibits those individuals and their designees from engaging in any speculative transactions involving our securities, including the following activities: short sales of our securities; purchases or sales of puts, calls or other derivative securities based on our securities; purchases of financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds) that are designed to hedge or offset any decrease in the market value of our securities; the purchase of our securities on margin; borrowing against our securities held in a margin account; or pledging our securities as collateral for a loan. As such, our employees (including officers) and directors, and their designees, are prohibited from purchasing other financial instruments, and otherwise engaging in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our securities (i) granted to the employee or director by us as part of the compensation of the employee or director or (ii) held, directly or indirectly, by the employee or director. Our full insider trading policy is on our website, www.marinuspharma.com.

Board of Directors

Nominees for Class III Directors for a Term Expiring in 2026

Tim M. Mayleben

Age: 62 Director Since: December 2008 Lead Independent Director Since: November 2022 Committees: Compensation Committee (Chair); Audit Committee (Chair)

Mr. Mayleben has served on our Board since December 2008 and as our Lead Independent Director since November 2022. He previously served as our Lead Independent Director from June 2017 to February 2019. Previously, Mr. Mayleben served as interim President and Chief Executive Officer of Landos Biopharma, Inc. (Landos) (Nasdaq: LABP), a clinical-stage biopharmaceutical company, from November 2021 until June 2022. From December 2012 until May 2021, Mr. Mayleben served as President, Chief Executive Officer and a director of Esperion Therapeutics, Inc. (Nasdaq: ESPR), a pharmaceutical company focused on the development and commercialization of therapies for the treatment of elevated levels of LDL-cholesterol. Mr. Mayleben has more than two decades of executive leadership experience in the life sciences industry, including as former President, Chief Executive Officer and a director of Vericel Corporation (formerly Aastrom Biosciences, Inc.) (Nasdaq: VCEL), former President, Chief Operating Officer and a director of Virtual Radiologics, Inc. (formerly NightHawk Radiology Holdings, Inc.) and former Chief Operating Officer and Chief Financial Officer of the original Esperion Therapeutics, Inc. until its acquisition by Pfizer, Inc. (NYSE: PFE) in 2004. Mr. Mayleben currently serves on the board of Landos and on the business advisory board for Phlow Corporation. His previous experience includes serving on the boards of Kaleo, LOXO Oncology, NightHawk, and a number of private biopharma companies. Mr. Mayleben earned an M.B.A. with distinction, from the J.L. Kellogg Graduate School of Management at Northwestern University, and a B.B.A. from the University of Michigan, Ross School of Business.

Skills and Qualifications

Our Board believes Mr. Mayleben’s experience in the life sciences industry, including his prior experience serving as an executive and director of public companies in the pharmaceutical and biotechnology industries and his qualifications as a financial expert, qualifies him to serve on our Board.

Saraswathy V. Nochur, Ph.D.

Age: 62 Director Since: March 2021 Committees: Science and Technology Committee (Member); Compensation Committee (Member); Nominating and Governance Committee (Member)

Dr. Nochur has served on our Board since March 2021. She joined Alnylam Pharmaceuticals, Inc. (Nasdaq: ALNY) as Vice President and Head of Regulatory Affairs in 2006 and rose to Chief Regulatory Officer in March 2018, a role she held until December 2020, while also a member of the Management Board of Alnylam. Since January 2021, she serves as Chief Diversity, Equity and Inclusion Officer for Alnylam. Prior to joining Alnylam, Dr. Nochur was employed by the Medicines Company in regulatory affairs where she rose to the position of Vice President of Regulatory Affairs. Dr. Nochur currently sits on the board of Decibel Therapeutics Inc. (Nasdaq: DBTX), a gene therapy company focused on hearing loss and balance disorders. She has served as host and a member of the board of Hospitality Homes, a non-profit organization that provides free or low-cost short-term housing in volunteer host homes or apartments for families and friends of patients seeking specialty care at Boston-area healthcare organizations. Dr. Nochur is also a member of the board of Biomedical Science Careers Program, a non-profit organization that promotes careers in science for students from under-represented communities. She received her B.S.in Microbiology and Chemistry and M.S. in Microbiology from the University of Bombay, India and her Ph.D. in Biochemical Engineering at the Massachusetts Institute of Technology, Cambridge, MA. Dr. Nochur was recommended to our Board by our Chief Executive Officer.

Skills and Qualifications

Our Board believes Dr. Nochur’s experience in the life sciences industry, including her extensive experience in drug development and the regulatory approval process, qualifies her to serve on our Board.

Christine Silverstein

Age: 40 Director Since: January 2023 Committees: Audit Committee (Member)

Ms. Silverstein has served on our Board since January 2023. Since May 2021, Ms. Silverstein has served as Chief Financial Officer of Excision Biotherapeutics, Inc ., a clinical-stage biotechnology company developing CRISPR-based therapies intended to cure viral infectious diseases (“Excision”). From July 2020 to January 2021, Ms. Silverstein served as Chief Financial Officer of Emendo Biotherapeutics Inc., a gene-editing company that was acquired in December 2020 by AnGes, Inc. Since March 2020, Ms. Silverstein has served as a member of the board of directors for Abeona Therapeutics Inc. (Nasdaq: ABEO) (“Abeona”), a clinical-stage biopharmaceutical company developing cell and gene therapies rare pediatric diseases. Ms. Silverstein previously operated in various senior executive corporate finance roles within Abeona, including Chief Financial Officer from January 2019 to March 2020, Senior Vice President, Finance & Strategy from May 2018 to December 2018 and Vice President, Finance & Investor Relations from April 2016 to May 2018. Prior to joining Abeona in 2016, from 2014 to 2016, she served as Head of Investor Relations at Relmada Therapeutics, Inc. (Nasdaq: RLMD), a late stage biotechnology company addressing diseases of the central nervous system. Ms. Silverstein previously served in senior executive roles within a biotechnology venture fund and various capital markets advisory firms. Ms. Silverstein began her career in financial services as an investment advisor at Royal Alliance Associates before moving to the biotechnology industry. She is a member of CHIEF, Deloitte’s Chief Financial Officer Program, Women in Bio and the National Investor Relations Institute. Ms. Silverstein holds a Bachelor of Science from the Peter Tobin College of Business at St. John’s University and earned various accreditations from the Financial Industry Regulatory Authority (FINRA). Ms. Silverstein’s qualifications to serve on our Board include her extensive corporate strategic planning, capital markets expertise, business development, audit, compliance, and crisis management experience. Ms. Silverstein was recommended to our Board by a third-party search firm.

Skills and Qualifications

Our Board believes Ms. Silverstein’s experience in the biotechnology industry, including her career in the finance sector working with U.S. public companies and capital markets, as well as her experience with financial strategies and transactions, audit, compliance and crisis management as well as her qualifications as a financial expert qualifies her to serve on our Board.

Class II Incumbent Directors with a Term Expiring in 2025

Scott Braunstein, M.D.

Age: 59 Director Since: September 2018 Committees: None

Dr. Braunstein was appointed Chair of our Board in November 2022 in addition to continuing as our Chief Executive Officer. He has served on our Board since September 2018. He was appointed Executive Chair of our Board in February 2019 and was appointed President and Chief Executive Officer in August 2019, at which time he remained on our Board but no longer as Executive Chair. Dr. Braunstein brings over 20 years of knowledge and experience from diverse biotechnology and pharmaceutical industry vantage points. He has served as an operating partner at Aisling Capital since 2015. From 2015 to 2018, he served as Senior Vice President, Strategy and Chief Operating Officer at Pacira Pharmaceuticals, Inc. (Nasdaq: PCRX), a specialty pharmaceutical company focused on the acute care setting. Prior to Pacira, he served as a healthcare portfolio manager at Everpoint Asset Management from 2014 to 2015 and spent 12 years with J.P. Morgan Asset Management as a healthcare analyst and managing director in the U.S. Equity team, and as portfolio manager of the JP Morgan Global Healthcare Fund responsible for managing investments in pharmaceuticals, biotechnology, and medical devices. Dr. Braunstein is currently on the board of directors of Caribou Biosciences, Inc. (Nasdaq: CRBU) and Trevena Inc. (Nasdaq: TRVN). Dr. Braunstein previously served on the boards of directors of Esperion Therapeutics, Inc. (Nasdaq: ESPR) (June 2015 to April 2020), Ziopharm Oncology Inc. (Nasdaq: ZIOP) (September 2018 to November 2020), Protara Therapeutics, Inc. (f/k/a ArTara Therapeutics, Inc.) (Nasdaq: TARA) (May 2018 to July 2020) and Constellation Pharmaceuticals, Inc. (formerly Nasdaq: CNST) (February 2018 to July 2021). Dr. Braunstein began his career as a practicing physician at the Summit Medical Group and as an assistant clinical professor at Albert Einstein College of Medicine and Columbia University Medical Center. He earned his medical degree from the Albert Einstein College of Medicine and his undergraduate degree at Cornell University.

Skills and Qualifications

Our Board believes Dr. Braunstein’s extensive experience in the pharmaceutical industry and healthcare portfolio management, as well as his role as our president and chief executive officer and his knowledge of the company, qualifies him to serve on our Board.

Seth H.Z. Fischer

Age: 66 Director Since: September 2016 Committees: Compensation Committee (Member) Audit Committee (Member)

Mr. Fischer has served on our Board since September 2016. Mr. Fischer currently serves as a member of the board of directors of Agile Therapeutics Inc. (Nasdaq: AGRX), Spectrum Pharmaceuticals, Inc. (Nasdaq: SPPI), and Esperion Therapeutics, Inc. (Nasdaq: ESPR). Mr. Fischer previously served on the board of directors of BioSig Technologies Inc. (Nasdaq: BSGM) (May 2013 to May 2019). Mr. Fischer previously served as the Chief Executive Officer and as a Director of Vivus, Inc. (formerly Nasdaq: VVUS), a biopharmaceutical company commercializing and developing therapies to address unmet needs (September 2013 to December 2017). Mr. Fischer has also served as an advisor to life sciences companies, including MedHab, LLC, a device company specializing in the development and delivery of wearable devices. He also served in positions of increasing responsibility with Johnson & Johnson from 1983 until his retirement in 2012. Most recently, Mr. Fischer served as Company Group Chair, Johnson & Johnson and Worldwide Franchise Chair, Cordis Corporation from 2008 to 2012, and as Company Group Chair, North America Pharmaceuticals from 2004 to 2007, which included responsibilities for Ortho-McNeil Pharmaceuticals, Janssen and Scios. Prior to that, Mr. Fischer served as President of Ortho-McNeil Pharmaceuticals from 2000 to 2004. His operating responsibilities encompassed the commercialization of products in multiple therapeutic categories including Topamax® for epilepsy and migraine and products in the analgesic, anti-infective, cardiovascular, neurologic, psychiatric and women’s health areas. He earned a Bachelor of General Studies from Ohio University and served as a captain in the U.S. Air Force.

Skills and Qualifications:

Our Board believes Mr. Fischer’s experience in pharmaceutical operations and commercialization in a wide range of therapeutics, including in epilepsy and migraines, qualifies him to serve on our Board.

Class I Incumbent Directors with a Term Expiring in 2024

Elan Ezickson

Age: 59 Director Since: December 2019 Committees: Audit Committee (Member); Nominating and Governance Committee (Chair)

Mr. Ezickson has served on our Board since December 2019. Mr. Ezickson brings extensive biopharmaceutical operational, strategic and capital formation expertise to our Board. From August 2020 to March 2021, Mr. Ezickson served as the Founding CEO and member of the Board of Sporos Bioventures (Sporos), a private biotechnology company dedicated to developing a pipeline of innovative therapeutics in the fields of oncology and immunology. Prior to Sporos, he served as the Chief Operating Officer and head of corporate development at Scholar Rock Holding Corporation (Nasdaq: SRRK) (Scholar Rock), a clinical stage biotechnology company focused on novel oncology and rare disease treatments, from August 2014 until his retirement from Scholar Rock in December 2018. At Scholar Rock, Mr. Ezickson directed corporate development, operations and strategy, and played a significant role in corporate finance, leading the company’s initial public offering. Prior to joining Scholar Rock, Mr. Ezickson served as Executive Vice President and Chief Operating Officer of AVEO Pharmaceuticals, Inc. (Nasdaq: AVEO) (AVEO). Prior to AVEO, Mr. Ezickson was at Biogen Inc. (Nasdaq: BIIB) in roles that included President of Biogen Canada, Program Executive and Associate General Counsel. Mr. Ezickson currently serves on the board of directors of Carmine Therapeutics, a private biotechnology company pioneering a new class of gene therapies. Mr. Ezickson served on the board of directors of Ziopharm Oncology Inc. (Nasdaq: ZIOP), a clinical stage biotechnology company, from September 2018 to December 2020. Mr. Ezickson holds a Bachelor of Arts degree in political science from Yale University and a Juris Doctorate from the Columbia University School of Law.

Skills and Qualifications

Our Board believes Mr. Ezickson’s extensive biopharmaceutical experience in operations, commercial, corporate development, strategy and capital formation qualifies him to serve on our Board.

Charles Austin

Age: 67 Director Since: July 2020 Committees: Science and Technology Committee (Chair); Nominating and Governance Committee (Member)

Mr. Austin has served on our Board since July 2020. Mr. Austin has more than 25 years of experience in the life sciences sector. He was with Johnson & Johnson for 26 years and retired in March 2014. During his tenure at Johnson & Johnson, he held numerous roles in supply chain operations, research and development, and engineering. Most recently, Mr. Austin served as Corporate Vice President, Global Supply Chain at Johnson & Johnson, where he was a member of the Johnson & Johnson Management Committee and was responsible for all manufacturing, logistics, quality, compliance, direct procurement, environmental, health and safety, and engineering and real estate for the corporation. He served as Company Group Chair of Ethicon Surgical Care, a Johnson & Johnson Company, where he helped combine four separate operating units and re-engineer a global commercial model. Mr. Austin currently serves on two private company boards in the medical and consumer spaces and is a principal in JKA Consulting, a San Diego-based firm focused on the medical space. Mr. Austin obtained a Bachelor of Science in Engineering from the United States Military Academy, West Point, New York, and served in the United States Army for over nine years.

Skills and Qualifications

Our Board believes Mr. Austin’s extensive experience in the life sciences industry, including in commercial, research, pharmaceutical operations, manufacturing, supply chain, logistics, quality and compliance qualifies him to serve on our Board.

PROPOSAL 1: ELECTION OF CLASS III DIRECTORS

Our Board currently consists of seven members, as established by the majority vote of our Board. Under our Certificate of Incorporation and Bylaws, our Board is divided into three classes, with each class having as nearly as possible an equal number of directors. The term of one class expires, with their successors being subsequently elected to a three-year term, at each annual meeting of stockholders. Our Board is comprised of three Class III directors, whose term expires on the election and qualification of successor directors at the Annual Meeting. Our Board has nominated Tim M. Mayleben, Saraswathy V. Nochur, Ph.D., and Christine Silverstein for election as Class III directors at the Annual Meeting. If elected and upon the adjournment of our Annual Meeting, our Board will be composed of three Class III directors, each such Class III director’s term expires on the election and qualification of a successor director at the annual meeting of stockholders held in calendar year 2026 or until his or her earlier death, removal or resignation; two Class II directors, each such Class II director’s term expires on the election and qualification of a successor director at the annual meeting of stockholders held in calendar year 2025 or until his or her earlier death, removal or resignation; and two Class I directors, each such Class I director’s term expires on the election and qualification of a successor director at the annual meeting of stockholders held in calendar year 2024 or until his or her earlier death, removal or resignation.

Listed above are the names and biographical information of Tim M. Mayleben, Saraswathy. V. Nochur, Ph.D., and Christine Silverstein, the three nominees for Class III director, as well as the current Class II and Class I directors. The persons designated as proxies in the proxy card intend to vote “FOR ALL” with respect to such nominees, unless a contrary instruction is indicated on the proxy card. If for any reason any nominee should become unavailable for election, the persons designated as proxies in the proxy card may vote the proxy for the election of another person nominated as a substitute by our Board, if any person is so nominated. The nominees are currently directors and have consented to be named and have agreed to serve, if elected.

Recommendation of our Board

Our Board unanimously recommends that stockholders vote “FOR ALL” with respect to the election of Tim M. Mayleben, Saraswathy V. Nochur, Ph.D., and Christine Silverstein to our Board as Class III directors.

Expertise of Our Board of Directors

Board Tenure

Board Diversity Matrix (As of April 11, 2023)

Total Number of Directors	7
				Did Not
				Disclose
	Female	Male	Non-Binary	Gender
Part I: Gender Identity
Directors	2	5	—	—
Part II: Demographic Background
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	1	—	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	1	5	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	0
Did Not Disclose Demographic Background	2

Board and Committees

Director Independence

Our Board has determined: (i) that all of our directors, except Scott Braunstein, M.D., are independent within the meaning of Section 5605(a)(2) of the Nasdaq Stock Market LLC (“Nasdaq”) listing rules (the “Nasdaq Stock Market Rules”); (ii) that Tim M. Mayleben, Seth H. Z. Fischer, Elan Ezickson and Christine Silverstein meet the additional test for independence for audit committee members imposed by Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Section 5605(c)(2)(A) of the Nasdaq Stock Market Rules; and (iii) that Saraswathy V. Nochur, Ph.D., Tim Mayleben, and Seth H.Z. Fischer meet the additional test for independence for compensation committee members imposed by Section 5605(d)(2) of the Nasdaq Stock Market Rules. In making such determination, our Board considered the relationships that each such non-employee director has with us and all other facts and circumstances that our Board deemed relevant in determining their independence, including the beneficial ownership of our common stock by each non-employee director and any previous consulting arrangements we had with any of our directors.

No Family Relationships

There are no family relationships between any of our executive officers, directors or director nominees.

Board Meetings and Annual Meeting Attendance

During the year ended December 31, 2022, our Board held a total of 11 meetings. Each of our directors attended at least 75% of the aggregate number of meetings of our Board and meetings of any committee of which he or she was a member, which were held during the time in which he or she was a director or a committee member, as applicable.

Directors are strongly encouraged, but not required, to attend the Annual Meeting. Six of our then-current directors attended our 2022 Annual Meeting of Stockholders.

Board Leadership Structure

Our Board believes that it is important to retain the flexibility to combine or separate the responsibilities of the offices of Chair of our Board and Chief Executive Officer, as from time to time it may be in our best interests to either combine or separate the roles, and as such does not have a strict policy regarding the separation of the offices of Chair of our Board and Chief Executive Officer. In November 2022, our independent directors met to discuss combining the role of Chair of the Board and Chief Executive Officer and following that discussion, the Board appointed our Chief Executive Officer, Scott Braunstein, M.D., as Chair of the Board. All other Board members are independent. At the same time, the Board appointed Tim Mayleben as Lead Independent Director. The Board has determined that selecting our Chief Executive Officer to serve as Chair of the Board is the most effective leadership model for the Company at this time. Having one individual serve in both roles provides for clear leadership, accountability, and alignment on corporate strategy. Given the importance of the Company’s late-stage clinical programs to its strategy, the Board believes that Dr. Braunstein is best positioned with in-depth knowledge to provide the Board with the information and leadership needed for strategic planning for the Company. The Board believes that appointing a Lead Independent Director strengthens our Board governance, as our Lead Independent Director serves as the principal liaison between the Chair and the independent directors. Our Lead Independent Director also presides at all meetings of the Board at which the Chair is not in attendance, including the executive sessions of independent directors.

Our Board meets regularly in executive sessions of the directors without those directors who are also our executive officers. Our Lead Independent Director leads these sessions of independent directors.

Board Role in Risk Oversight

The full Board as a whole oversees our risk management systems and processes. Each standing Committee has been delegated oversight of certain categories of risk and provides the Board with regular reports regarding the Committees activities. Assessing and managing risk is the responsibility of our management, which establishes and maintains risk management processes, including prioritization, action plans and mitigation measures. It is management’s responsibility to anticipate, identify and communicate risks to the Board and/or its Committees and discuss strategic plans and objectives, business results, financial condition, compensation programs, strategic transactions, and other matters in the context of various categories of risk. Our senior executives provide these reports to the Board and/or its committees.

Board and Committee Oversight of Risk Management

Full Board

The Board as a whole oversees our risk management systems and processes. Each of the standing Committees has been delegated oversight of certain categories of risk and provides the Board with regular reports regarding such Committee’s activities.

Audit Committee	Nominating & Governance Committee	Compensation Committee	Science and Technology Committee

Responsible for overseeing our financial controls and risk, certain legal and compliance matters, and the Company’s program for identifying, evaluating and controlling significant risks, including information technology and security and cybersecurity risk exposure.

	Responsible for overseeing risks related to the Board and its Committee composition, including diversity, succession, corporate governance policies and practices.	Responsible for overseeing risks associated with compensation programs and related plans, including appropriate corporate performance measures and goals regarding executive officer compensation.	Responsible for overseeing certain risks related to our research and development strategy.

Board Committees

Our Board has a standing audit committee (the “Audit Committee”), compensation committee (the “Compensation Committee”), nominating and governance committee (the “Nominating Committee”), and in 2021 the Board established a science and technology committee (the “Science and Technology Committee”). Each of our committees has a charter which can be found on our website, www.marinuspharma.com. The current members of each of our committees, the number of meetings and the roles and responsibilities for each of our committees is shown below.

Outlined below are brief descriptions of each standing Committee roles and responsibilities.

Audit Committee

Current members:

Tim M. Mayleben (Chair)

Elan Ezickson

Seth H.Z. Fischer

Christine Silverstein

Number of meetings held in 2022: 5

The Board has determined that each member of the Audit Committee is independent (as defined in the relevant Nasdaq and SEC rules and regulations), and is financially literate and able to read and understand fundamental financial statements.

In addition, at least one member of our Audit Committee must be qualified as an audit committee financial expert, as defined in Item 407(d)(5) of Regulation S-K, and have financial sophistication in accordance with the Nasdaq Stock Market Rules. Our Board has determined that Tim M. Mayleben and Christine Silverstein both qualify as audit committee financial experts.

Role and Responsibilities

The primary purpose of our Audit Committee is to assist our Board in the oversight of the integrity of our accounting and financial reporting process, the audits of our financial statements and internal control over financial reporting, as applicable, our compliance with legal and regulatory requirements, our programs for identifying, evaluating and controlling significant risks including matters relating to privacy and cybersecurity, and our compliance with SEC rules and regulations and Nasdaq listing standards.

The Audit Committee performs, among others, the following functions:

•
selecting and hiring the independent registered public accounting firm to conduct the annual audit of our financial statements and internal control over financial reporting, as applicable, and monitoring its independence and performance;
•
reviewing and approving the planned scope of the annual audit and the results of the annual audit;
•
pre-approving all audit services and permissible non-audit services provided by our independent registered public accounting firm;
•
reviewing the significant applicable accounting and reporting principles to understand their impact on our financial statements;
•
reviewing our internal financial, operating and accounting controls with management, our independent registered public accounting firm and our internal audit provider;
•
reviewing with management and our independent registered public accounting firm, as appropriate, our financial reports, earnings announcements and our compliance with legal and regulatory requirements;
•
reviewing potential conflicts of interest under and violations of our Code of Business Conduct and Ethics;
•
establishing procedures for the treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and confidential submissions by our employees of concerns regarding questionable accounting or auditing matters;
•
reviewing and approving related-party transactions;
•
overseeing the Company’s program for identifying, evaluating, and controlling significant risks;
•
reviewing and overseeing the Company’s privacy, information technology and security and cybersecurity risk exposure; and
•
reviewing and evaluating, at least annually, our Audit Committee’s charter.

Nominating & Governance Committee

Current members:

Elan Ezickson, (Chair)

Charles Austin

Saraswathy (Sara) V. Nochur, Ph.D.

Number of meetings held in 2022: 4

The Board has determined that each member of the Nominating & Governance Committee is independent (as defined in the relevant Nasdaq and SEC rules and regulations).

Role and Responsibilities

The primary purpose of our Nominating Committee is to assist our Board in identifying nominees for election to our Board, consistent with the qualifications and criteria approved by our Board, and to promote the implementation of sound corporate governance principles and practices.

The functions of our Nominating Committee include, among other things:

•
assisting our Board in identifying, reviewing and evaluating candidates to serve on our Board consistent with the qualifications and criteria approved by our Board;
•
overseeing, as appropriate, a set of corporate governance principles, and reviewing and recommending to our Board any changes to such principles;
•
reviewing, assessing and otherwise making recommendations to our Board regarding the adequacy of our Certificate of Incorporation, By-laws and any other policies relating to our corporate governance, as appropriate;
•
developing and recommending to our Board an annual self-evaluation process for our Board and overseeing the annual self-evaluation process;
•
monitoring, reviewing and evaluating any change of circumstances or actual or potential conflict of interest relating to any director and advising our Board as to our findings;
•
assessing our Board’s composition on an annual basis, including the size, diversity, age, skills and experience of our Board’s members;
•
advising our Board on candidates for the position of chief executive officer and other executive offices;
•
reviewing succession plans periodically; and
•
reviewing and evaluating, at least annually, our Nominating Committee’s charter.

Compensation Committee

Current members:

Tim M. Mayleben (Chair)

Seth H. Z. Fischer

Saraswathy (Sara) Nochur, Ph.D.

Number of meetings held in 2022: 5

The Board has determined that each member of the Compensation Committee is independent (as defined in the relevant Nasdaq and SEC rules and regulations).

Role and Responsibilities

The primary purpose of our Compensation Committee is to review the performance and development of our management in achieving corporate goals and objectives and to assure that our executive officers are compensated effectively in a manner consistent with our strategy, competitive practice and stockholder interests. In carrying out these responsibilities, our Compensation Committee reviews all components of executive officer compensation for consistency with its compensation philosophy, as in effect from time to time. The functions of our Compensation Committee include, among other things:

•
 reviewing, approving and implementing competitive compensation policies to attract and retain key personnel;
•
reviewing, formulating policy for, and determining, or recommending to the Board, the compensation of our executive officers;
•
reviewing and recommending to our Board the compensation of our directors;
•
administering our equity incentive plans and granting equity awards to our employees and directors under these plans;
•
if required from time to time, reviewing with management our disclosures under the “Compensation Discussion and Analysis” section of our proxy statements and recommending to the full Board its inclusion in our periodic reports to be filed with the SEC;
•
if required from time to time, preparing the report of the Compensation Committee to be included in our annual proxy statement;
•
engaging independent compensation consultants or other advisors it deems appropriate to assist with its duties;
•
reviewing the results of the stockholder advisory votes on executive compensation and considering these results in connection with the determination of executive compensation;
•
reviewing and recommending to the Board the frequency of Say-on-Pay Votes; and
•
reviewing and evaluating, at least annually, our Compensation Committee’s charter.

Science and Technology Committee

Current members:

Charles Austin (Chair)

Saraswathy (Sara) Nochur, Ph.D.

Number of meetings held in 2022: 4

The Board has determined that each member of the Science and Technology Committee is independent (as defined in the relevant Nasdaq and SEC rules and regulations).

Role and Responsibilities

The purpose of the Science and Technology Committee is to assist our Board in the oversight of the Company’s research and development activities and to advise the Board with respect to strategic and tactical scientific issues. The Science and Technology Committee shall undertake those specific duties and responsibilities set forth below and such other duties as the Board shall from time to time prescribe.

The Science and Technology Committee:

•
reviews the overall scientific and research and development strategy of the Company;
•
reviews the Company’s research and development programs;
•
reviews the Company’s pipeline;
•
reviews, evaluates and advises the Board and management regarding the long-term strategic goals and objectives of the Company’s research and development programs;
•
reviews cognate external scientific research, discoveries and commercial developments, as appropriate; and
•
reviews and evaluates, at least annually, our Science and Technology Committee’s charter.

Additional Information on our Board Committees

Audit Committee

Both our independent registered public accounting firm and management periodically meet privately with our Audit Committee. Our Audit Committee receives regular reports on risks facing the Company at each meeting, including on cybersecurity. For information on audit fees, see “Proposal 3: Ratification of Appointment of Ernst & Young LLP as our Independent Registered Public Accounting Firm for 2023.”

Cybersecurity Risk Management

Cybersecurity at the Company, like most other businesses, continued to take on a heightened focus in 2022. In 2022, we added additional resources to our dedicated internal information technology organization responsible for the ownership and management of cybersecurity risks, transitioned our service desk and infrastructure support to a new global provider and implemented industry standard set of cybersecurity tools and end-user training solutions to effectively manage potential risks. During the past four years, we are not aware of any cybersecurity incidents in the form of account breaches, data breaches, virus or ransomware events that could have put the Company at risk. Additionally, in an effort to adequately protect the Company, we maintain an information security risk insurance policy to assist in deferring financial loss in the event of a cybersecurity incident. Further, we have continued to update and mature our information security controls through internal, industry best-practice process and systems reviews, as well as carrying out third-party audits (e.g., SOX) and assessments (e.g., Enterprise Cybersecurity Maturity Assessment) to advise on areas that require additional focus and refinement. Finally, all employees are required to take quarterly comprehensive cybersecurity training courses and all vendors, business systems and infrastructure projects require formal cybersecurity reviews to ensure we are minimizing risk as we introduce new capabilities to the environment.

Compensation Committee

The agenda for each meeting of our Compensation Committee is usually developed by the Chair of our Compensation Committee in consultation with our Chief Executive Officer. Our Compensation Committee meets regularly in executive session. From time to time, various members of management and other employees as well as outside advisors or consultants may be invited by our Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in our Compensation Committee meetings. No executive officer may participate in, or be present during, any deliberations or determinations of our Compensation Committee regarding the compensation for such executive officer.

Pursuant to our 2014 Equity Incentive Plan, as amended (the “2014 Plan”), our Board and Compensation Committee may, to the extent permitted by applicable law, delegate to one or more of our executive officers the power to grant stock options or other stock awards pursuant to such equity-based plan to employees who are not our directors or executive officers, pursuant to the terms set forth in the 2014 Plan. Our Compensation Committee may also form and delegate authority to one or more subcommittees composed solely of one or more members of the Compensation Committee as it deems appropriate from time to time under the circumstances, pursuant to the terms set forth in the Compensation Committee’s charter.

Nominating Committee

Our Nominating Committee recommends candidates based upon many factors, including the diversity of their business or professional experience, the diversity of their background and their array of talents and perspectives. Our corporate governance guidelines require that any search firm retained to assist the Nominating Committee in seeking candidates for our Board be instructed to strive to include diverse candidates in terms of race, gender, geography, thought, viewpoints, backgrounds, skills, experience, and expertise.

Our Nominating Committee identifies candidates through a variety of means, including recommendations from members of our Board and suggestions from our management, including our Chief Executive Officer and search firms. In addition, our Nominating Committee considers candidates recommended by third parties, including stockholders and search firms. Our Nominating Committee gives the same consideration to candidates recommended by stockholders as those candidates recommended by search firms, members of our Board and management. In November 2022, we engaged LifeSci Search, a search firm specializing in executive placement and board and advisory appointments, to assist in our efforts to recruit new Board members. Our newest director, Christine Silverstein, was referred to the Board by LifeSci Search as a qualified financial expert with significant experience in life science. Following an extensive interview process with the Nominating and Governance Committee members, the full Board and senior management, Ms. Silverstein was appointed to the Board on January 26, 2023.

Qualifications for consideration as a director nominee may vary according to the particular areas of expertise being sought as a complement to the existing composition of our Board. However, at a minimum, our corporate governance guidelines provide that each nominee exhibit high standards of integrity, commitment and independence of thought and judgment. Our Board as a whole should contain a range of talent, skill and expertise sufficient to provide sound and prudent guidance with respect to all of our operations and interests. Each nominee should exhibit confidence and a willingness to express ideas and engage in constructive discussion with other Board members, management and all relevant persons. Each nominee should be able to regularly attend and participate in meetings of our Board and its committees on which he or she serves, should have the interest and ability to understand the sometimes-conflicting interests of our various constituencies, which include stockholders, employees, governmental units and the general public, and to act in the best interests of all stockholders. Further, each nominee should not have, nor appear to have, a conflict of interest that would impair the nominee’s ability to represent the interests of all of our stockholders and to fulfill the responsibilities of a director.

Stockholder Nominations

A stockholder wishing to nominate a person for election to our Board at any annual meeting at which our Board has determined that one or more directors will be elected must submit a written notice of his, her or its nomination of a candidate to the attention of our Secretary at our offices at Marinus Pharmaceuticals, Inc., 5 Radnor Corporate Center, Suite 500, 100 Matsonford Road, Radnor, PA 19087, providing:

●	the name, age, business address and residence address of such nominee;
●	the principal occupation or employment of such nominee;
●	the class and number of shares of each class of our capital stock that are owned of record and beneficially by such nominee;
●	the date or dates on which such shares were acquired and the investment intent of such acquisition;
●	a statement whether such nominee, if elected, intends to tender, promptly following such person’s failure to receive the required vote for election or re-election at the next meeting at which such person would face election or re-election, an irrevocable resignation effective upon acceptance of such resignation by our Board;

●	such other information concerning such nominee as would be required to be disclosed in a proxy statement soliciting proxies for the election of such nominee as a director in an election contest (even if an election contest is not involved), or that is otherwise required to be disclosed pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder (including such person’s written consent to being named as a nominee and to serving as a director if elected);
●	all information with respect to the stockholder that would be required to be set forth in a stockholder’s notice pursuant to our By-laws if such person were a stockholder or beneficial owner, on whose behalf the nomination was made, submitting a notice providing for the nomination of a person or persons for election as a director or directors in accordance with our By-laws; and
●	such other information as we may reasonably require to determine the eligibility of such proposed nominee to serve as an independent director or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such proposed nominee.

Pursuant to our Bylaws, the submission must be received by our Secretary at our principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the date definitive proxy materials were first sent or given to stockholders with respect to the preceding year’s annual meeting; provided, however, that, subject to the last sentence of this paragraph, in the event that the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be so received not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of (i) the 90th day prior to such annual meeting or (ii) the tenth day following the day on which public announcement of the date of such annual meeting is first made. In no event will an adjournment or a postponement of an annual meeting for which notice has been given, or the public announcement thereof has been made, commence a new time period for the giving of a stockholder’s notice as described above.

Stockholder Communications with our Board

Stockholders who wish to communicate directly with our Board, or with a particular director, may send a letter addressed to our Secretary at Marinus Pharmaceuticals, Inc., 5 Radnor Corporate Center, Suite 500, 100 Matsonford Road, Radnor, PA 19087. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Stockholder Board Communication” or “Stockholder Director Communication.” All such letters must identify the author as a stockholder and clearly state whether the intended recipients are all members of our Board or just certain specified individual directors. Our Secretary will make copies of all such letters and circulate them to the director(s) addressed. If a stockholder wishes the communication to be confidential, such stockholder must clearly indicate on the envelope that the communication is “confidential.” Our Secretary will handle routine inquiries and requests for information. If our Secretary determines the communication is made for a valid purpose and is relevant to us and our business, our Secretary will forward such communication to the director(s) specified on the envelope, or if none, to our Chair of our Board. At each regular meeting of our Board, our Secretary will present a summary of all stockholder communications received since the previous meeting that were not forwarded and will make those communications available to the directors upon request.

AUDIT COMMITTEE REPORT

The Audit Committee of our Board assists our Board in performing its oversight responsibilities for our financial reporting process and audit process as more fully described in the Audit Committee’s charter. Management has the primary responsibility for the financial statements and the reporting process. Our independent registered public accounting firm, EY, is responsible for performing an independent audit of our financial statements in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States) (the “PCAOB”), and to issue a report thereon.

In the performance of its oversight function, the Audit Committee has reviewed and discussed our audited financial statements for the year ended December 31, 2022, with management. In addition, the Audit Committee has discussed with EY the matters required to be discussed by the applicable requirements of the PCAOB and the SEC. The Audit Committee has also received the written disclosures and the letter from EY required by applicable requirements of the PCAOB regarding EY’s communications with the Audit Committee concerning independence, and has discussed with EY its independence.

Based on the review and discussions referenced above, the Audit Committee recommended to our Board that our audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2022.

Audit Committee:
Tim Mayleben, Chair
Elan Ezickson Seth H.Z. Fischer Christine Silverstein

The foregoing report of the Audit Committee does not constitute soliciting material and shall not be deemed filed, incorporated by reference into or a part of any other filing by us (including any future filings) under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent we specifically incorporate such report by reference therein.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to us regarding the beneficial ownership of our common stock as of the Record Date (except where otherwise noted) by:

●	each of our named executive officers (as that term is defined in the “Executive and Director Compensation” section of this Proxy Statement);
●	each of our directors and director nominees;
●	all current directors and executive officers as a group; and
●	each stockholder known by us to own beneficially more than 5% of our common stock.

Percentage ownership in the following table is based on 49,665,117 shares of our common stock outstanding as of the Record Date. We have determined beneficial ownership in the table in accordance with the rules of the SEC. In computing the number of shares beneficially owned by any person or group of persons and the percentage ownership of that person or group, shares of our common stock underlying options and convertible preferred stock held by such person or group of persons that are currently exercisable or convertible, or will become exercisable or convertible by May 26, 2023, are deemed to be beneficially owned by such person and outstanding for the calculation of such person’s percentage ownership. However, we have not deemed these shares to be outstanding for computing the percentage ownership of any other person. To our knowledge, except as set forth in the footnotes following the table, each stockholder identified in the table possesses sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by such stockholder.

	Number of Shares	Percentage of Shares
Name and Address of Beneficial Owner	Beneficially Owned	Beneficially Owned
5% or greater stockholders:
Suvretta Capital Management (1)	4,971,660	9.99%
540 Madison Ave., 7th Floor
New York, NY 10022
Lion Point Capital, LP (2)	4,779,648	9.52%
250 W 55th St, 33rd Floor
New York, NY 10019
Point72 Asset Management, L.P. (3)	3,515,356	7.08%
72 Cummings Point Road
Stamford, CT 06902
Avoro Capital Advisors LLC (4)	3,150,000	6.34%
110 Greene St., Suite 800
New York, NY 10012
Eventide Asset Management, LLC (5)	3,150,000	6.34%
One International Place, Suite 4210
Boston, MA 02110

Directors, Director Nominees and Named Executive Officers:

Scott Braunstein, M.D. (6)	1,226,198	2.42%
Joseph Hulihan, M.D. (7)	373,691	*
Steven Pfanstiel (8)	207,224	*
Timothy M. Mayleben (9)	101,875	*
Seth H.Z. Fischer (10)	89,276	*
Elan Ezickson (11)	64,875	*
Charles Austin (12)	63,163	*
Saraswathy V. Nochur, Ph.D. (13)	47,958	*
Christine Silverstein (14)	10,800	*
All directors and current officers as a group (11 persons) (15)	2,516,909	4.86%

*	Denotes less than one percent of class.
(1)	Reference is made to Amendment No. 2 to Schedule 13G filed with the SEC by Suvretta Capital Management, LLC, Averill Master Fund, Ltd., and Aaron Cowen on February 13, 2023. Aaron Cowen has beneficial ownership by virtue of his role as a control person of Suvretta Capital Management, LLC. Included in the aggregate shares above is our Common Stock that may be acquired upon the exercise of pre-funded warrants with no expiration date with an exercise price of $0.001 per share of Common Stock, that are only exercisable to the extent that after giving effect to such exercise the holders thereof, their affiliates and any persons who are members of a Section 13(d) group with the holders or their affiliates would beneficially own in the aggregate, for purposes of Rule 13d-3 under the Exchange Act, no more than 9.99% of the outstanding Common Stock.

(2)	Reference is made to Amendment No. 3 to Schedule 13G filed with the SEC by Lion Point Capital, LP on February 14, 2023. The number of shares beneficially owned by Lion Point Capital, LP, in the aggregate, is limited by a beneficial ownership limitation applicable to the conversion of Series A Participating Convertible Preferred Stock, which limits the number of shares Lion Point Capital, LP can beneficially own after the conversion of Series A Participating Convertible Preferred Stock to a maximum of 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the issuance of shares of common stock issuable upon conversion of Series A Participating Convertible Preferred Stock held by Lion Point Capital, LP; provided that, subject to certain limitations, by written notice to us, Lion Point Capital, LP may from time to time increase (but not decrease) the beneficial ownership limitation to any other percentage not in excess of 19.99% specified in such notice. Lion Point Capital GP, LLC (“Lion Point GP”) is the general partner of Lion Point Master, LP. Lion Point Capital, LP is the investment manager to Lion Point Master, LP. Lion Point Holdings GP, LLC is the general partner of Lion Point Capital, LP. Didric Cederholm is a Founding Partner and Chief Investment Officer of each of Lion Point GP and Lion Point Capital, LP. Mr. Cederholm is also a Member and a Manager of each of Lion Point GP and Lion Point Holdings GP, LLC. By virtue of these relationships, each of Lion Point GP, Lion Point Holdings GP, LLC, and Mr. Cederholm may be deemed to beneficially own the securities beneficially owned by Lion Point Capital, LP.

(3)	Reference is made to Amendment No. 1 to Schedule 13G filed with the SEC by Point72 Asset Management, L.P. (“Point72 Asset Management”), Point72 Associates, LLC (“Point72 Associates”), Point72 Capital Advisors, Inc. (“Point72 Capital Advisors Inc.”), Cubist Systematic Strategies, LLC (“Cubist Systematic Strategies”) and Steve A. Cohen on February 14, 2023. Point72 Asset Management, Point72 Capital Advisors Inc., Cubist Systematic Strategies, and Mr. Cohen own directly no shares. Pursuant to an investment management agreement, Point72 Asset Management maintains investment and voting power with respect to the securities held by Point72 Associates. Point72 Capital Advisors Inc. is the general partner of Point72 Asset Management. Pursuant to an investment management agreement, Cubist Systematic Strategies maintains investment and voting power with respect to the securities held by an investment fund it manages. Mr. Cohen controls each of Point72 Asset Management, Point72 Capital Advisors Inc., and Cubist Systematic Strategies. The address of the principal business office of (i) Point72 Asset Management, Point72 Capital Advisors Inc., and Mr. Cohen is 72 Cummings Point Road, Stamford, CT 06902; and (ii) Cubist Systematic Strategies is 55 Hudson Yards, New York, NY 10001.

(4)	Reference is made to Amendment No. 3 to Schedule 13G filed with the SEC by Avoro Capital Advisors LLC (“Avoro Capital”) and Behzad Aghazadeh on February 14, 2023. Avoro Capital is the investment advisor for Avoro Life Sciences Fund, LLC (“Avoro Life Sciences”) and has acquired the shares for investment purposes on behalf of Avoro Life Sciences. Dr. Aghazadeh serves as the portfolio manager and controlling person of Avoro Capital.

(5)	Reference is made to the Schedule 13G filed with the SEC by Eventide Asset Management, LLC, Finny Kuruvilla, M.D., Ph. D., and Robin C. John on February 14, 2023.

(6)	Includes options to purchase 1,058,993 shares of common stock currently exercisable or exercisable within 60 days of March 27, 2023.

(7)	Includes options to purchase 323,175 shares of common stock currently exercisable or exercisable within 60 days of March 27, 2023.

(8)	Includes options to purchase 155,096 shares of common stock currently exercisable or exercisable within 60 days of March 27, 2023.

(9)	Includes options to purchase 84,400 shares of common stock currently exercisable or exercisable within 60 days of March 27, 2023.

(10)	Includes options to purchase 83,250 shares of common stock currently exercisable or exercisable within 60 days of March 27, 2023.

(11)	Includes options to purchase 59,275 shares of common stock currently exercisable or exercisable within 60 days of March 27, 2023.

(12)	Includes options to purchase 57,886 shares of common stock currently exercisable or exercisable within 60 days of March 27, 2023.

(13)	Includes options to purchase 41,608 shares of common stock currently exercisable or exercisable within 60 days of March 27, 2023.

(14)	Includes options to purchase 3,600 shares of common stock currently exercisable or exercisable within 60 days of March 27, 2023.

(15)	Includes options to purchase 2,120,905 shares of common stock currently exercisable or exercisable within 60 days of March 27, 2023.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2023

Our Audit Committee has appointed Ernst & Young LLP (“EY”) as our independent registered public accounting firm for the fiscal year ending December 31, 2023. We are submitting our appointment of EY as our independent registered public accounting firm for ratification by our stockholders at the Annual Meeting. EY was our principal independent registered public accounting firm for the fiscal year ended December 31, 2022. We expect that one or more representatives of EY will be present at the Annual Meeting. They will have an opportunity to make a statement, if they desire, and will be available to answer appropriate questions at the end of the Annual Meeting.

Our Audit Committee has the sole authority and responsibility to select, appoint, evaluate and, where appropriate, discharge and replace EY as our independent registered public accounting firm, and the appointment of our independent registered public accounting firm is not required to be submitted to a vote of the stockholders for ratification. Notwithstanding the outcome of the vote by our stockholders, our Audit Committee is not bound to retain the independent registered public accounting firm or to replace the independent registered public accounting firm, where, in either case, after considering the outcome of the vote, our Audit Committee determines its decision regarding the independent registered public accounting firm to be in our best interests.

Recommendation of our Board

Our Board unanimously recommends that stockholders vote “FOR” the ratification of the appointment of EY as our independent registered public accounting firm for the fiscal year ending December 31, 2023.

Fees Paid to Independent Registered Public Accounting Firm

The following table sets forth the aggregate fees billed for professional services rendered by EY during the years ended December 31, 2022, and 2021:

Fee Category:	2022	2021
Audit Fees (1)	$500,000	$417,500
Audit-Related Fees (2)	96,335	68,900
Tax Fees (3)	—	—
All Other Fees (4)	—	—
Total Fees	$596,335	$486,400

(1)	Audit Fees: Consists of fees billed for professional services rendered in connection with quarterly reviews and the audit of our financial statements as of and for the years ended December 31, 2022 and 2021. Fees for the years ended December 31, 2022 and 2021 included fees billed for services rendered in connection with the issuance of consents, comfort letters and review of documents filed with the SEC. Fees for the year ended December 31, 2022 also included fees billed for professional services rendered in connection with the audit of our Irish subsidiary for the year ended December 31, 2021.
(2)	Audit-Related Fees: Consists of fees billed for professional services rendered in connection with accounting consultations on matters addressed during the audit.
(3)	Tax Fees: There were no fees billed in 2022 or 2021 for any services other than those reported above.
(4)	All Other Fees: There were no fees billed in 2022 or 2021 for any services other than those reported above.

All of the above services were pre-approved by our Audit Committee.

In accordance with the Sarbanes-Oxley Act of 2002, as amended, our Audit Committee’s policy is to pre-approve all audit and permitted non-audit services provided by our independent registered public accounting firm. On an ongoing basis, management defines and communicates specific projects and categories of service for which the advance approval of our Audit Committee is requested. Our Audit Committee reviews these requests and advises management if our Audit Committee approves the engagement of our independent registered public accounting firm for such services. Our Audit Committee has also delegated authority to the Chair of our Audit Committee, and if the Chair of our Audit Committee is unavailable, to any other Audit Committee member, to pre-approve permitted services. Any such pre-approval must be reported to our Audit Committee at its next meeting.

PROPOSAL 3: NON-BINDING ADVISORY VOTE TO APPROVE THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Section 14A of the Exchange Act, we are conducting a stockholder advisory vote on the compensation paid to our named executive officers. This proposal, commonly known as “say-on-pay,” gives our stockholders the opportunity to express their views on our named executive officers’ compensation. The vote is advisory, and, therefore, it is not binding on our Board, our Compensation Committee, or us. Nevertheless, our Compensation Committee will take into account the outcome of the vote when considering future executive compensation decisions.

Our executive compensation program is designed to attract, motivate and retain our named executive officers who are critical to our success. Our Board believes that our executive compensation program is well tailored to retain and motivate key executives while recognizing the need to align our executive compensation program with the interests of our stockholders and our “pay-for-performance” philosophy. Our Compensation Committee continually reviews the compensation programs for our named executive officers to ensure they achieve the desired goals of aligning our executive compensation structure with our stockholders’ interests and current market practices.

We encourage our stockholders to read the “Summary Compensation Table” and other related compensation tables and narrative disclosures in the “Executive and Director Compensation” section of this Proxy Statement, which describe the 2022 compensation of our named executive officers.

We are asking our stockholders to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K, including the compensation tables and the narrative disclosures that accompany the compensation tables.

Section 14A of the Exchange Act also requires that stockholders have the opportunity, at least once every six years, to cast an advisory vote with respect to whether future executive compensation advisory votes will be held every one, two, or three years. At our 2020 Annual Meeting of Stockholders, our stockholders indicated their preference for an advisory vote on the compensation of our named executive officers to be held annually, which annual frequency was also the recommendation of our Board. Our Board subsequently determined that we will hold an advisory vote on the compensation of our named executive officers on an annual basis until the next required vote on the frequency of such advisory votes, or until our Board otherwise determines that a different frequency for such votes is in the best interests of our stockholders.

Recommendation of our Board

Our Board unanimously recommends that our stockholders vote “FOR” the approval of, on an advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement at the Annual Meeting.

EXECUTIVE OFFICERS

The following are biographical summaries of our executive officers and their ages:

Name	Age	Position(s)
Scott Braunstein, M.D.	59	Chair, President, Chief Executive Officer and Director
Steven Pfanstiel	50	Chief Operating Officer, Chief Financial Officer & Treasurer
Joseph Hulihan, M.D.	67	Chief Medical Officer
Martha E. Manning, Esq.	68	Senior Vice President, General Counsel & Corporate Secretary
Christina Shafer	47	Chief Commercial Officer

Scott Braunstein, M.D. has served as our President and Chief Executive Officer since August 2019. Additionally, Dr. Braunstein was appointed Chair of our Board on November 13, 2022. Please refer to the “Board of Directors” section in this Proxy Statement above for Dr. Braunstein’s biographical information.

Steven Pfanstiel, MBA, CMA has served as our Chief Financial Officer since April 2021, and as our Chief Operating Officer since January 2023. Mr. Pfanstiel was appointed Chief Operating Officer on January 26, 2023 in addition to retaining his role as Chief Financial Officer. Mr. Pfanstiel previously served as Vice President, Finance, of LifeScan, Inc. (LifeScan), a diagnostic systems manufacturer with products focusing on the diabetes market, from January 2020 to March 2021, where he was responsible for supporting LifeScan’s global commercial and development organizations, as well as its financial planning analysis function and treasury. Before LifeScan, Mr. Pfanstiel served as Senior Director of FP&A at OptiNose, Inc. (OptiNose), a publicly traded specialty pharmaceutical company focused on creating and bringing to market innovative products for patients with diseases treated by ear, nose, and throat and allergy specialists, from February 2018 to January 2020. During his time at OptiNose, Mr. Pfanstiel served as finance leader for the supply chain, R&D and clinical organizations and was responsible for the broader strategic finance analysis across the organization. From July 2016 to February 2018, Mr. Pfanstiel served as Senior Director supporting Global Strategic Marketing for the DePuy Synthes Companies, a franchise of orthopedic and neurosurgery companies owned by Johnson & Johnson, where he provided financial leadership to the Global Orthopedics franchise and served as a member of the Orthopedics Global Management Board. From November 2013 to July 2016, Mr. Pfanstiel service as Senior Director supporting North America Commercial, Worldwide Financial Reporting, Strategic Marketing and R&D, for Animas Corporation and LifeScan, members of the Johnson & Johnson Family of Diabetes Companies, where he led the finance team transformation and implementation of a new business strategy with the diabetes leadership team. Earlier in his career, Mr. Pfanstiel held various finance positions for Johnson & Johnson, Janssen R&D and Ethicon Endo-Surgery. Mr. Pfanstiel received his B.A. in Physics from Wabash College, his M.S. in Environmental Systems Engineering from Clemson University and his MBA from Indiana University, Kelley School of Business.

Joseph Hulihan, M.D. has served as our Chief Medical Officer since October 2019. Dr. Hulihan brings close to 30 years of experience in clinical drug development, medical affairs and research in numerous conditions in neurology and psychiatry including epilepsy, ADHD, schizophrenia and mood disorders. He is a board-certified neurologist and clinical neurophysiologist. He was principal at Paradigm Neuroscience from 2015 until September 2019, where he provided consulting services including clinical and strategic support for neurotherapeutics in all phases of development. Prior to that, Dr. Hulihan spent 15 years at Johnson & Johnson in roles of increasing responsibility with a primary focus on neurology and psychiatry. Most recently he served as Global Medical Affairs Leader, Neuroscience (mood disorders) at Janssen Global Services, LLC. Other roles included Vice President, CNS Medical Affairs at Janssen and Director, CNS Research, Clinical Affairs at Ortho-McNeil Pharmaceutical. Dr. Hulihan has served as a principal investigator, member of the clinical development team, group supervisor, and study physician on more than 25 late-stage CNS focused clinical trials and authored more than 70 published papers. He received his medical degree from Drexel University School of Medicine, with Honors in Neurology.

Martha E. Manning, Esq. has served as our Vice President, General Counsel and Corporate Secretary since June 2020. In January 2023, she was named Senior Vice President. Ms. Manning has spent over 30 years in the life sciences sector, providing legal advice for development stage and commercial biopharmaceutical companies. Ms. Manning was Executive Vice President, General Counsel and Secretary for Achillion Pharmaceuticals, Inc.

(Achillion) from February 2016 through April 2020. Achillion was acquired by Alexion Pharmaceuticals, Inc. in January 2020. Prior to Achillion, Ms. Manning was General Counsel for ICeutica Inc., a private biopharmaceutical corporation from February 2013 to February 2016. Prior to that she was Chief Legal Officer for OraPharma, Inc. from May 2011 to October 2012. OraPharma, Inc. was acquired by Valeant Pharmaceuticals International, Inc. June 2012. She also served as Vice President and General Counsel for Sandoz, Inc. (Novartis) from 2008 to 2011. She began her legal career as an associate at the law firm of Morgan Lewis & Bockius. Ms. Manning earned her Juris Doctor degree from the University of Pennsylvania Law School and her Bachelor of Business Administration from the University of Massachusetts. She is a member of the Pennsylvania Bar.

Christina Shafer has served as our Chief Commercial Officer since November 2020. Ms. Shafer previously served as Business Director of Neurology Sales, of Alexion Pharmaceuticals, Inc., a global biopharmaceutical company focused on developing life-changing therapies for people living with rare disorders, from January 2018 to November 2020, where she was responsible for supporting the development and execution of the newest therapeutic franchise of neurology and implementation of two rare disease launches. Before Alexion, Ms. Shafer served as Executive Director of Sales at Pacira Pharmaceuticals, a leading provider of non-opioid pain management and regenerative health solutions dedicated to advancing and improving patient outcomes, from January 2014 to October 2017. During her time at Pacira, Ms. Shafer served as commercial leader responsible for the implementation, build, and execution of the US Sales Forecast and operational budget while having broader strategic development and launch leadership across the organization. From January 2010 to December 2013, Ms. Shafer served as Senior Director of Sales for Sanofi Biosurgery, formerly Genzyme Biosurgery, a division of Sanofi/Genzyme Corporation engaged in the development and marketing of biotherapeutics and biomaterial products worldwide, where she provided sales leadership and execution of the US hospital sales franchise. Early in her career, Ms. Shafer held various leadership and direct sales positions at I-Flow Corporation and Karl Storz Endoscopy. Ms. Shafer received her B.S. in Biology from The University of Maryland, College Park with Post Baccalaureate work in Pharmacology and Immunology.

EXECUTIVE AND DIRECTOR COMPENSATION

Summary Compensation Table

The following table sets forth information concerning the compensation of our named executive officers for the fiscal years ended December 31, 2022 and 2021.

							Nonequity	All Other
					Stock	Option	Incentive Plan	Compensation
Name and Principal Position	Year	Salary ($) (3)	Bonus ($)		Awards ($) (4)	Awards ($) (5)	Compensation ($) (6)	($) (7)	Total ($)
Scott Braunstein, M.D.	2022	591,000	—		542,878	1,669,828	319,140	9,150	3,131,996
President, Chief Executive Officer and Director (1)	2021	574,000	—		—	3,123,300	268,345	26,684	3,992,329
Steven Pfanstiel	2022	420,000	—		209,434	644,188	151,200	9,150	1,433,972
Chief Financial Officer and Treasurer (2)	2021	275,013	140,000	(8)	—	2,648,800	129,200	9,694	3,202,707
Joseph Hulihan, M.D.	2022	463,500	—		217,027	667,542	166,860	9,150	1,524,079
Chief Medical Officer	2021	450,000	—		—	1,238,550	153,000	18,912	1,860,462

(1)	Dr. Braunstein was appointed Chair of the Board of Directors on November 13, 2022. He retains his positions as President and Chief Executive Officer.
(2)	Mr. Pfanstiel was appointed Chief Financial Officer and Treasurer on April 12, 2021. Additionally, on January 26, 2023, Mr. Pfanstiel was appointed Chief Operating Officer.
(3)	Represents the base salary earned by the named executive officer during 2022 and 2021, as applicable.
(4)	The amounts in this column represent the aggregate grant date fair value of restricted stock units computed using the closing market price of our common stock on the date of the grant in accordance with FASB ASC Topic 718.
(5)	The amounts in this column represent the aggregate grant date fair value of option awards computed in accordance with FASB ASC Topic 718. The assumptions made in valuing the awards reported in this column are described in the notes to our audited consolidated financial statements (Note 7 – “Stockholders’ Equity”) included in our Annual Report.
(6)	The amounts in this column represent performance bonus awards. The 2021 bonus awards were paid in 2022. The 2022 bonus awards were paid in 2023.
(7)	The amounts in this column represent matching contributions pursuant to the named executive officer’s participation in our 401(k) retirement plan.
(8)	Represents a sign-on bonus in connection with Mr. Pfanstiel’s appointment as Chief Financial Officer and Treasurer in April 2021.

Role of Say-on-Pay Vote

At our 2022 annual meetings of stockholders, our stockholders voted, on an advisory basis, on the compensation of our named executive officers (commonly referred to as a “say-on-pay vote”). Over 99% of the votes cast were voted in favor of the non-binding advisory resolution approving the compensation of our named executive officers. Following lower support in 2021, we conducted an extensive outreach effort to understand the preferences of our stockholders on matters of executive compensation and made the following changes as a result of the shareholder feedback, which we have continued to embrace:

✓

We enhanced our compensation disclosure in our proxy statement to include items we are not required as a “smaller reporting company” by SEC rules to provide. Stockholders had indicated that additional compensation disclosure would be helpful to them in analyzing our executive compensation.

✓

Our Compensation Committee remains committed to the use of performance-based compensation and implemented a maximum total potential payout of 130% in the form of annual bonus compensation plan for 2022 and for 2023.

We were pleased that these changes were well received and that our stockholders expressed such strong support in 2022.

Business Overview Executive Summary

We are a commercial-stage pharmaceutical company, having received FDA approval and launched our first product candidate, ZTALMY® (ganaxolone) oral suspension CV in mid-2022. We are continuing to develop ganaxolone for a number of other seizure-related diseases and conditions in intravenous and oral dose formulations intended to maximize the therapeutic reach to adult and pediatric patient populations in both acute and chronic care settings. We currently have two phase 3 studies ongoing with ganaxolone, one in Tuberous Sclerosis Complex (TSC) and one in Refractory Status Epilepticus (RSE).

2022 and Early 2023 Business Highlights

We have continued to grow and made substantial progress in our commercial business and in our pipeline. During 2022 and early 2023, we:

✓	Received FDA approval for our first product candidate, ZTALMY (ganaxolone) oral suspension (CV) for a rare genetic epilepsy;
✓	Sold our Rare Pediatric Disease Priority Review Voucher (PRV) for $110 million;
✓	Raised $64.9 million in net proceeds in a public offering to strengthen our balance sheet;
✓

Strengthened our balance sheet with a revenue interest financing agreement with Sagard Healthcare Partners for a total of $32.5 million in upfront payments in return for payments based on U.S. net sales of ganaxolone;

✓

Received additional funding under the Biomedical Advanced Research and Development Authority (BARDA), part of the Administration for Strategic Preparedness and Response at the U.S. Department of Health and Human Services, to support U.S. onshoring of the manufacturing capabilities for ganaxolone active pharmaceutical ingredient (API);

✓	Continued enrollment in our Phase 3 clinical trial of IV ganaxolone in RSE; and
✓	Began enrollment in our Phase 3 TrustTSC trial in TSC.

Compensation Governance Highlights

We are committed to having strong governance standards with respect to our executive compensation programs, procedures, and practices. Our key governance practices include the following:

What We Do	What We Do Not Do
✓ Maintain an industry- and size-appropriate peer group for benchmarking pay	✗ No tax gross-ups
✓ Provide a majority of compensation in long-term incentives with vesting schedules over 3 to 4 years	✗ No hedging or pledging of Company stock
✓ Provide a competitive mix of fixed (e.g., base salary) and variable (e.g., bonus) compensation	✗ No option repricing or option backdating
✓ Consult with an independent compensation advisor who provides competitive market-based information and advice to our Compensation Committee	✗ No excessive perquisites
✓ Provide only double trigger change in control severance arrangements	✗ No guaranteed salary increases or bonuses
✓ Maintain maximum annual bonus compensation payout of 130% of target
✓ Conduct an annual review of executive compensation levels and pay practices

How We Determine Executive Compensation

Compensation Philosophy and Objectives

We have a “pay-for-performance” executive compensation philosophy, which forms the basis for our executive compensation decisions. Our business depends on our ability to hire and retain executives with the talent to grow our business in a competitive environment. We compete for talent in the biopharmaceutical arena and to be successful in recruiting and retaining talent, we need to provide a competitive compensation program. The primary objectives of our executive compensation program in 2022 were to:

Attract	the best possible executive talent comprised of diverse individuals who we feel will greatly contribute to our mission and goals of commitment, innovation and community;
Retain	those that exhibit our core values and drive progress in our organization;
Reward	employees for contributions toward our achievements of measurable corporate and individual performance objectives; and
Align	executive incentives with the creation of long-term value for our stockholders.

Compensation Committee Compensation Process

Our Compensation Committee has the authority to make determinations, or to make recommendations to our Board, regarding the compensation of our executive officers. The Committee annually retains an independent executive compensation consultant to assist the Committee in making informed decisions on executive officer compensation. The Compensation Committee retains the sole authority to direct, terminate or engage independent compensation consultants.

In the summer of 2021, the Compensation Committee engaged Pearl Meyer & Partners, LLC (“Pearl Meyer”) as its independent compensation consultant for 2022 and 2023 compensation decisions.

Following the Compensation Committee’s assessment of Pearl Meyer as independent from the Company and its management, Pearl Meyer was engaged to assist in peer group development, prepare and present data-based assessments of compensation programs for our executive officers, and provide general market guidance and input on all matters to the Compensation Committee in fulfillment of its duties.

Role of Management

Our Chief Executive Officer provides recommendations to our Compensation Committee with respect to executive officer compensation, other than his own compensation. Our Compensation Committee takes into consideration our Chief Executive Officer’s input in granting annual bonuses or equity awards and setting compensation levels with respect to executive officers other than himself. The Chief Executive Officer may not be present during voting or deliberations on his compensation. In addition to the recommendations of our Chief Executive Officer, members of our executive team make recommendations to the Compensation Committee regarding the design of our executive officer compensation programs generally and the specific performance goals to be used in our annual cash bonus program. Management also reviews and makes recommendations with respect to our annual equity incentive program.

Role of Compensation Consultant

As a part of determining compensation for our named executive officers, our Compensation Committee engages an independent compensation consultant to provide analysis and recommendations to the Compensation Committee regarding:

●	trends and emerging topics with respect to executive officer compensation;
●	peer group selection for executive officer compensation comparisons;
●	compensation practices of our peer group;
●	compensation programs for executives, our Board of Directors, and our employees generally; and
●	equity plan utilization and related metrics.

The Committee Selects a Peer Group

With the assistance of its independent compensation consultant, our Compensation Committee selects our compensation peer group based on an objective approach to identify appropriate industry comparators on the basis of valuation, stage and size.

Defining Our Peer Group and Market Data

The first step in the compensation review process is the review and analysis of an appropriate peer group. In the fall of 2021, Pearl Meyer recommended and the Compensation Committee approved a peer group of publicly traded companies to serve as the primary frame of reference for benchmarking competitive pay levels and evaluating market compensation practices. Peer group companies were those which were defined by the following criteria:

•	industry sector (biotechnology, pharmaceuticals);
•	at a similar stage of product development to include a mix of late-stage development and early-stage commercialization companies;

•	have market capitalizations ranging from $150 million to $2.5 billion; and
•	size (number of employees 20-200; operating expense $30 million to $300 million).

The peer group, which was used by the Compensation Committee in target pay opportunities for 2022, including salaries, bonus percentages and equity awards, consisted of the following companies:

Aeglea Bio Therapeutics, Inc. Albireo Pharma, Inc. Alector, Inc. Applied Therapeutics, Inc. BioCryst Pharmaceuticals, Inc. Cara Therapeutics, Inc. Catalyst Biosciences, Inc.	Chimerix, Inc. CymaBay Therapeutics, Inc. IVERIC bio, Inc. Krystal Biotech, Inc. Oyster Point Pharma, Inc. Phathom Pharmaceuticals, Inc. Rhythm Pharmaceuticals, Inc.	Rigel Pharmaceuticals, Inc. Spectrum Pharmaceuticals, Inc. Spero Therapeutics, Inc. Trevena, Inc.

In September 2022, Pearl Meyer recommended updates to the peer group for 2023 pay determinations using the criteria below to position us at or near the median on market capitalization and size parameters. Following discussion with Pearl Meyer, the Compensation Committee approved a revised peer group of publicly traded companies defined by the following criteria:

•	industry sector (biotechnology, pharmaceuticals);
•	at a similar stage of product development to include a mix of commercial or late stage clinical (Phase 3);
•	have market capitalizations ranging from $50 million to $1.0 billion; and
•	size (number of employees 50-500; operating expense $50 million to $500 million).

The changes in the 2022 peer group as compared with the 2021 peer group were primarily the result of our advancement of our programs and our becoming a commercial organization which resulted in removing companies that were no longer at the same stage of product development, were no longer in the same range of market capitalization, or were acquired. Companies that met the peer group criteria were selected as replacements.

Albireo Pharma, Inc. Alector, Inc. Arcturus Therapeutics Holdings Inc. Cara Therapeutics, Inc. Chimerix, Inc. Chinook Therapeutics, Inc. Clene Inc. Clovis Oncology, Inc.	CymaBay Therapeutics, Inc. Fulcrum Therapeutics, Inc. Gelesis Holdings, Inc. Immunic, Inc. Mirum Pharmaceuticals, Inc. OptiNose, Inc. Oyster Point Pharma, Inc. Phathom Pharmaceuticals, Inc.	Rhythm Pharmaceuticals, Inc. Rigel Pharmaceuticals, Inc. Spectrum Pharmaceuticals, Inc.

The Compensation Committee used publicly available compensation data from this peer group, as well as broader market data/data from Radford’s Global Database through our purchase of and participation in the survey to inform its decisions for 2023 base salaries and 2023 target percentage bonus opportunities.

Elements of Executive Compensation

The elements of our compensation program are set forth in the table below.

Element	Purpose

Base salary	Provide competitive, fixed compensation to attract and retain top talent
Target bonus	Short-term performance-contingent compensation to motivate and reward individuals for attaining rigorous corporate performance and/or individual goals related to key business objectives
Equity incentives	Long-term variable incentive compensation to promote performance, support retention, and create stockholder alignment
Benefits	Provide competitive benefits packages to attract and retain top talent

2022 Base Salaries

Base salaries for our named executive officers are established based on the scope of their responsibilities and their prior relevant background, training and experience, taking into account competitive market compensation in the compensation data we review for similar positions and the overall market demand for such executives. In setting base salaries, our Compensation Committee generally targets the 50th percentile of the salaries for executives in similar positions and with similar responsibilities within our peer group and in the companies of similar size to us represented in the compensation data our Compensation Committee reviews, with the ability to deviate as appropriate to reflect individual factors such as experience, performance, and scope of role.

In addition to targeting the market 50th percentile , the Compensation Committee also reviewed the performance of our executives in setting base salaries for our executive officers for 2022 and 2023.

For 2022, based on the market data and individual performance, the Compensation Committee approved the base salaries for our named executive officers, and the Board approved the base salary for our Chief Executive Officer. For 2023, the Compensation Committee recommended to our Board, and our Board approved, the 2023 base salaries of our named executive officers, including our Chief Executive Officer.

Executive Officer	2022 Base Salary	2023 Base Salary		% Increase from 2022
Dr. Scott Braunstein	$591,000	$650,000		10.0%
Mr. Steven Pfanstiel	$420,000	$470,000	(1)	11.9%
Dr. Joseph Hulihan	$463,500	$482,040		4.0%

(1)	Mr. Pfanstiel was appointed Chief Operating Officer in January 2023, in addition to continuing to serve as Chief Financial Officer.

Non-Equity Incentive Plan Compensation – Annual Bonuses

Each of our named executive officers is eligible to receive an annual performance bonus based on the achievement of corporate objectives, as determined by our Board. Each named executive officer has a target bonus expressed as a percentage of his or her base salary. The target bonus amounts for 2022 and 2023 for Dr. Braunstein, Mr. Pfanstiel and Dr. Hulihan are set forth in the chart below.

Executive Officer	Target Bonus for 2022	Target Bonus for 2023
Dr. Scott Braunstein	60%	60%
Mr. Steven Pfanstiel	40%	45%
Dr. Joseph Hulihan	40%	40%

2022 Corporate Goals

In the beginning of 2022, our Compensation Committee recommended, and our Board of Directors approved the 2022 Corporate Goals for our annual bonus program, and the weighting assigned to each of the goal categories. In January 2023, upon recommendation by the Compensation Committee and approval by our Board of Directors, it was determined that the achievement factor of the corporate goals was 90% based on full and partial achievements, as shown in the table below. Our executive officers’ annual bonuses for 2022 were determined by this achievement factor.

Our 2022 Corporate Goals represented our key 2022 business objectives, which were critical to our near- and long-term success. The 2022 Corporate Goals were in the categories below and were weighted according to their importance to us. The goals included 30% upside potential for achievement of stretch goals in the event we achieved greater than 80% of the base corporate targets. The maximum bonus pool for 2022 was set at 130%.

2022 Corporate Goals / Achievement Factor
Ganaxolone Oral CDD US Approval & Launch	Target Weighting	Percent Achievement
● CDD US NDA approval ● Patient enrollment goals in ZTALMY One (specialty pharmacy program) ● Major payer target goals with policy initiated by year-end ● Publication of Marigold manuscript ● CMC NDA related goals	30%	30%
Ganaxolone Oral- Other
● TSC related goals for clinical advancement of Phase 3 clinical trial ● CHMP CDD MAA decision in 2022 ● Next generation ganaxolone developments milestones ● LGS orphan drug designation request submission	20%	10%
Ganaxolone IV
● RSE Phase 3 clinical trial (RAISE) site and patient enrollment milestones ● Publication RSE Phase 2 manuscript ● RESET and Raise 2 clinical trial milestones ● IV CMC related goals	30%	22.5%
Finance/Corporate/Business Development
● Secure additional ex-US collaboration ● Financing and cash balance targets ● Operational and human capital and ESG advancements to support commercial organization and corporate growth	20%	20%
Corporate Stretch Goals
● CMC and prodrug developments ● ZTALMY related upside objectives ● Secure additional intellectual property ● Secure additional BARDA funding	Up to 30%	7.5%
	Up to 130%	90%

For 2022, each of our named executive officers was eligible for an annual performance bonus based on: 1) the target bonus level for each named executive officer; and 2) the achievement of corporate objectives, which was assessed by the Board of Directors at 90%.

Based on the above, the Compensation Committee awarded 2022 bonuses, paid in cash during the first quarter of 2023, to our named executive officers as follows:

		Target	Corporate	Bonus
		Bonus (% of	Goal	Amount
Executive	Salary	Base Salary)	Achievement	Paid
Scott Braunstein	$591,000	60%	90%	$319,140
Steve Pfanstiel	$420,000	40%	90%	$151,200
Joseph Hulihan	$463,500	40%	90%	$166,860

Option Awards and Restricted Stock Units Granted In 2022

In February 2022, the Compensation Committee approved grants of stock option awards and RSUs to our named executive officers, as set forth in the table below. The use of stock option awards and RSUs as a portion of annual equity awards is designed to retain employees in an increasingly competitive market, and the receipt of such awards by our named executive officers strongly links the interests of the named executive officers with those of our shareholders. Each RSU represents the right to receive one share of common stock of the Company. These RSUs vest in three equal installments, with the first installment vesting on August 4, 2023 (18 months from the date of grant), the second installment vesting on August 4, 2024 (30 months from the date of grant), and the third installment vesting on August 4, 2025 (42 months from the date of grant). These stock options granted in 2022 have an exercise price of $10.40 per share (the closing market price per share on February 4, 2022, the date of grant) and vest in 36 equal monthly installments, with the first installment vesting on March 4, 2022.

In May 2022, as part of a company-wide employee retention program designed to retain employees over the next two years through the projected timeline for enrolling the Company’s two ongoing phase 3 programs and reporting data from those trials, employees, including our executive officers, were awarded Special RSU Awards. The Special RSU Awards were based on a percentage of the February 2022 RSU awards and vest in two installments with the first vesting date of August 4, 2023, and the second vesting date of August 4, 2024.

		Number
		of	Stock
		Restricted	Options –
		Stock	Number of
	Grant	Units	Shares	Exercise	Expiration
Executive	Date	Granted	Granted	Price	Date
	2/4/2022	—	193,050	$10.40	2/4/2032
Scott Braunstein	2/4/2022	42,900	—	—	—
	5/24/2022	19,305	—	—	—
	2/4/2022	—	74,745	$10.40	2/4/2032
Steven Pfanstiel	2/4/2022	16,550	—	—	—
	5/24/2022	7,448	—	—	—
	2/4/2022	—	77,175	$10.40	2/4/2032
Joseph Hulihan	2/4/2022	17,150	—	—	—
	5/24/2022	7,718	—	—	—

Option Awards and Restricted Stock Units Granted In 2023

In January 2023, the Compensation Committee approved grants of stock option awards and RSUs to our named executive officers, as set forth in the table below. All such RSUs vest in three equal annual installments, with the first installment vesting on February 15, 2024, the second installment vesting on February 15, 2025, and the third installment vesting on February 15, 2026. All grants of stock options have an exercise price of $5.94 per share (the closing market price per share on January 26, 2023, the date of grant) and vest in 36 equal monthly installments, with the first installment vesting on February 26, 2023.

		Number
		of	Stock
		Restricted	Options –
		Stock	Number of
	Grant	Units	Shares	Exercise		Expiration
Executive	Date	Granted	Granted	Price		Date
Scott Braunstein	1/26/2023	—	360,000	$5.94		1/26/2033
	1/26/2023	80,000	—	—		—
Steven Pfanstiel	1/26/2023	—	126,585	$5.94		1/26/2033
	1/26/2023	28,130	—	—		—
Joseph Hulihan	1/26/2023	—	115,418	$5.94		1/26/2033
	1/26/2023	25,648	—	—	—	—

Clawback Policy

In October 2022, the SEC added Rule 10D-1 under the Securities Exchange Act of 1934, requiring listing exchanges to adopt listing standards that require listed issuers to adopt clawback polices and comply with applicable disclosure requirements. In February 2023, Nasdaq proposed revised listing standards to implement Rule 10D-1. We are monitoring the development of Nasdaq’s final listing standards and intend to adopt a new clawback policy that complies with applicable SEC and Nasdaq listing requirements by no later than the compliance deadline.

Benefits Programs and Perquisites

Our named executive officers are eligible to participate in all our employee benefit plans, including our medical, dental, vision, group life and disability insurance plans, on the same basis as our other employees. We pay the premiums for term life insurance and disability insurance for all our employees, including our named executive officers. We do not maintain any defined benefit pension or non-qualified deferred compensation plan.

All of our full-time employees in the United States, including our named executive officers are eligible to participate in our 401(k) plan, which is a retirement savings defined contribution plan established in accordance with Section 401(a) of the Internal Revenue Code of 1986, as amended. The plan allows employees to make contributions up to a specified percentage of their compensation, subject to maximum amounts allowed under law. Beginning January 1, 2021, the Company contributes 3% of compensation to each employee’s 401(k) retirement account. We have the ability to make discretionary profit-sharing contributions under the Plan. In 2022, we did not make any discretionary contributions.

Employment Agreements

We have entered into employment agreements with all of our named executive officers. The following is a summary of the material terms of each employment and consulting agreement we have with each of our named executive officers, as applicable.

Scott Braunstein

On August 6, 2019, we entered into an amended and restated employment agreement with Scott Braunstein. The principal terms of Dr. Braunstein’s employment agreement are as set forth below and, subject to the terms of his employment agreement, Dr. Braunstein’s base salary and bonus are subject to adjustment from time to time by our Board:

●	base salary of $537,500 per year (increased to $650,000 for 2023);

●	annual performance bonus in an amount up to 50.0% (increased to 60% for 2023) of base salary based on the achievement of certain performance goals established by our Board or the compensation committee; and
●	an initial grant of stock options exercisable for the purchase of 1,000,000 shares of our common stock, which vests in 48 substantially equal monthly installments. These options expire on August 6, 2029.

Upon a termination of Dr. Braunstein’s employment by us without cause or a resignation by Dr. Braunstein for good reason, Dr. Braunstein is eligible to receive a continuation of his base salary for twelve months, with an accelerated payment of any balance upon a change in control as defined in his employment agreement, subject to his execution and delivery of a general release of claims. If such termination occurs within three months before or within twelve months after a change in control the severance payable increases to an amount equal to his base salary for a period of eighteen months payable in a lump sum. Upon such termination, Dr. Braunstein is also eligible to receive payment of a pro-rated target bonus for the year of his termination and payment or reimbursement of his medical insurance premiums at the same level as was in effect on the termination date for a period of twelve months, which period increases to eighteen months if the termination of employment occurs three months before or twelve months after a change in control. Dr. Braunstein is also eligible to receive severance under our Severance Plan, as described below under the heading “Change in Control Severance Plan,” to the extent such severance is more favorable than the severance provided under his employment agreement, but he is not eligible to receive severance payments or benefits under both the Severance Plan and his employment agreement.

Termination for “cause” under Dr. Braunstein’s employment agreement generally means termination of Dr. Braunstein by us for: (i) his misuse of alcoholic beverages, controlled substances or other narcotics, which misuse has had or is reasonably likely to have a material adverse effect on our business or financial affairs or our reputation; (ii) failure to cooperate with us in any investigation or formal proceeding; (iii) the commission of, or a plea of guilty or nolo contendere with respect to, or conviction for, a felony (or any lesser included offense or crime in exchange for withdrawal of a felony indictment or charged crime that might result in a penalty of incarceration), a crime involving moral turpitude or any other offense that results in or could result in any prison sentence; (iv) adjudication as an incompetent; (v) his intentional failure to perform any lawful duties assigned to him by our Board after receiving at least ten business days of advance written notice and the opportunity to cure to the satisfaction of our Board of an equivalent time period; (vi) his gross negligence or other misconduct that is materially injurious to us, monetarily or otherwise, including but not limited to any act or omission by him of fraud, theft, dishonesty, embezzlement, falsification of records or moral turpitude; (vii) his willful violation of the Bylaws, Code of Business Conduct and Ethics or other Company policy that is materially detrimental to our best interest, after receiving at least ten business days of advance written notice and a reasonable opportunity to cure of an equivalent time period; (viii) any continued or repeated absence from the Company, unless the absence is approved or excused by our Board or the result of his illness, disability or incapacity; or (ix) misappropriation of any of our funds or property, theft, embezzlement or fraud.

Termination for “good reason” under Dr. Braunstein’s employment agreement generally means termination by Dr. Braunstein for (i) a reassignment of Dr. Braunstein to a location outside the greater Philadelphia area; (ii) any material failure by us to comply with any material term of his employment agreement; (iii) the demotion of Dr. Braunstein to a lesser position or a substantial diminution of Dr. Braunstein’s authority, duties or responsibilities or (iv) a material diminution of his base salary and benefits, except under certain limited circumstances.

Dr. Braunstein is entitled to participate in all of our group welfare plans, subject to the terms and conditions applicable to such plans as approved from time to time by our Board. Dr. Braunstein’s employment agreement contains customary non-solicitation and non-competition covenants, which covenants remain in effect for one year following any cessation of employment with respect to Dr. Braunstein.

Steven Pfanstiel

In March 2021, we entered into an employment agreement with Steven Pfanstiel, in connection with his appointment as our Chief Financial Officer and Treasurer, effective as of April 12, 2021. In January 2023, in connection with Mr. Pfanstiel’s appointment as Chief Operating Officer, his annual base salary and target annual bonus were increased as noted below. The principal terms of Mr. Pfanstiel’s employment agreement were as set forth below and, subject to the terms of his employment agreement, Mr. Pfanstiel’s base salary and bonus are subject to adjustment from time to time by our Board:

●	base salary of $380,000 per year (increased to $470,000 for 2023);
●	annual performance bonus in an amount up to 40% (increased to 45% for 2023) of base salary based on the achievement of certain performance goals established by our Board or our Compensation Committee; and
●	stock options and awards as described below under the heading “Outstanding Equity Awards at Fiscal Year-End.”

In April 2021, we entered into an amendment to Mr. Pfanstiel’s employment agreement to provide for a sign-on bonus to Mr. Pfanstiel in the amount of $140,000 to be paid to him 30 days after his start date, less applicable taxes and withholding.

Upon a termination of Mr. Pfanstiel’s employment by us without cause or a resignation by Mr. Pfanstiel for good reason, Mr. Pfanstiel is eligible to receive a continuation of his base salary for nine months, with an accelerated payment of any balance upon a change in control as defined in the agreement, subject to his execution and delivery of a general release of claims. If such termination occurs within three months before or within twelve months after a change in control the severance payable increases to an amount equal to his base salary for a period of eighteen months payable in a lump sum. Upon such termination, Mr. Pfanstiel is also eligible to receive payment or reimbursement of his medical insurance premiums at the same level as was in effect on the termination date for a period of nine months, which period increases to eighteen months if the termination of employment occurs three months before or twelve months after a change in control. Mr. Pfanstiel is also eligible to receive severance under our Severance Plan, as described below under the heading “Change in Control Severance Plan,” to the extent such severance is more favorable than the severance provided under his employment agreement, but he is not eligible to receive severance payments or benefits under both the Severance Plan and his employment agreement.

Termination for “cause” under Mr. Pfanstiel’s employment agreement generally means termination of Mr. Pfanstiel by us for: (i) his misuse of alcoholic beverages, controlled substances or other narcotics, which misuse has had or is reasonably likely to have a material adverse effect on our business or financial affairs or our reputation; (ii) failure to cooperate with us in any investigation or formal proceeding; (iii) the commission of, or a plea of guilty or nolo contendere with respect to, or conviction for, a felony (or any lesser included offense or crime in exchange for withdrawal of a felony indictment or charged crime that might result in a penalty of incarceration), a crime involving moral turpitude or any other offense that results in or could result in any prison sentence; (iv) adjudication as an incompetent; (v) a breach of any material term of his employment agreement; (vi) violation in any material respect of any of our rules, regulations or policies; (vii) gross insubordination; (viii) engaging in any conduct, action or behavior that, in the reasonable opinion of our Board, has had a material adverse effect on our reputation; (ix) any continued or repeated absence; or (x) misappropriation of any funds or property.

Termination for “good reason” under Mr. Pfanstiel’s employment agreement generally means termination by Mr. Pfanstiel for (i) reassignment of Mr. Pfanstiel outside the Greater Philadelphia area; (ii) any material failure by us to comply with any material term of his employment agreement; (iii) the demotion of Mr. Pfanstiel to a lesser position or a substantial diminution of Mr. Pfanstiel’s authority, duties or responsibilities or (iv) a material diminution of his base salary and benefits, except under certain limited circumstances.

Mr. Pfanstiel is entitled to participate in all of our group welfare plans, subject to the terms and conditions applicable to such plans as approved from time to time by our Board. Mr. Pfanstiel’s employment agreement contains customary non-solicitation and non-competition covenants, which covenants remain in effect during his employment and for 12 months after his termination of employment.

Joseph Hulihan, M.D.

On October 25, 2019, we entered into an employment agreement with Dr. Hulihan. The principal terms of Dr. Hulihan’s employment agreement are as set forth below and, subject to the terms of his employment agreement, Dr. Hulihan’s base salary and bonus are subject to adjustment from time to time by our Board:

●	base salary of $375,000 per year (increased to $482,040 for 2023);
●	annual performance bonus in an amount up to 35% (increased to 40% for 2023) of base salary based on the achievement of certain performance goals established by our Board or our Compensation Committee; and
●	stock options and awards as part of our equity incentive programs.

Upon a termination of Dr. Hulihan’s employment by us without cause or a resignation by Dr. Hulihan for good reason, Dr. Hulihan is eligible to receive a continuation of his base salary for nine months, with an accelerated payment of any balance upon a change in control as defined in the agreement, subject to his execution and delivery of a general release of claims. If such termination occurs within three months before or within twelve months after a change in control the severance payable increases to an amount equal to his base salary for a period of eighteen months payable in a lump sum. Upon such termination, Dr. Hulihan is also eligible to receive payment or reimbursement of his medical insurance premiums at the same level as was in effect on the termination date for a period of nine months, which period increases to eighteen months if the termination of employment occurs three months before or twelve months after a change in control. All stock options and restricted stock awards granted to Dr. Hulihan that vest over time will, if his employment is terminated by us without cause or he resigns for good reason, in each case upon or during the twelve-month period that immediately follows a change in control, become fully vested upon the termination of his employment to the extent permitted by the terms of the applicable plan and his execution and delivery of a general release of claims. Dr. Hulihan is also eligible to receive severance under our Severance Plan, as described below under the heading “Change in Control Severance Plan,” to the extent such severance is more favorable than the severance provided under his employment agreement, but he is not eligible to receive severance payments or benefits under both the Severance Plan and his employment agreement.

Termination for “cause” under Dr. Hulihan’s employment agreement generally means termination of Dr. Hulihan by us for: (i) his misuse of alcoholic beverages, controlled substances or other narcotics, which misuse has had or is reasonably likely to have a material adverse effect on our business or financial affairs or our reputation; (ii) failure to cooperate with us in any investigation or formal proceeding; (iii) the commission of, or a plea of guilty or nolo contendere with respect to, or conviction for, a felony (or any lesser included offense or crime in exchange for withdrawal of a felony indictment or charged crime that might result in a penalty of incarceration), a crime involving moral turpitude or any other offense that results in or could result in any prison sentence; (iv) adjudication as an incompetent; (v) a breach of any material term of his employment agreement; (vi) violation in any material respect of any of our rules, regulations or policies; (vii) gross insubordination; (viii) engaging in any conduct, action or behavior that, in the reasonable opinion of our Board, has had a material adverse effect on our reputation; (ix) any continued or repeated absence; or (x) misappropriation of any funds or property.

Termination for “good reason” under Dr. Hulihan’s employment agreement generally means termination by Dr. Hulihan for (i) any material failure by us to comply with any material term of his employment agreement; (ii) the demotion of Dr. Hulihan to a lesser position or a substantial diminution of Dr. Hulihan’s authority, duties or responsibilities or (iii) a material diminution of his base salary and benefits, except under certain limited circumstances.

Dr. Hulihan is entitled to participate in all of our group welfare plans, subject to the terms and conditions applicable to such plans as approved from time to time by our Board. Dr. Hulihan’s employment agreement contains customary non-solicitation and non-competition covenants, which covenants remain in effect for six months after the termination of this employment (with respect to central nervous system disorders and pediatric epilepsies) and 12 months (with respect to status epilepticus and any other “competitive business,” as defined in his employment agreement).

Change in Control Severance Plan

In November 2016, our Compensation Committee adopted the Marinus Pharmaceuticals, Inc. Change in Control Severance Plan (the “Severance Plan”) covering our employees. The purpose of the Severance Plan is to formalize, and maintain consistency in, our approach to change in control benefits provided to our employees.

The Plan provides for certain payments and benefits to a covered employee (i.e., any employee regularly scheduled to work at least 30 hours per week) whose employment with us ceases either during the two-year period following a “change in control” (as defined in the Severance Plan) of the Company or during the 90-day period immediately preceding the change in control due to (i) a termination without “cause” or (ii) a resignation for “good reason” (each as defined in the Severance Plan). In such circumstances, our Chief Executive Officer would receive: (i) a lump-sum payment equal to 24 months of his or her base salary, (ii) a lump-sum payment equal to his or her prorated bonus target plus the annual target bonus multiplied by 1.25 and (iii) a lump-sum payment equal to the aggregate dollar amount that we otherwise would have contributed toward his or her group health insurance coverage for 24 months. Named officers (i.e., the Chief Financial Officer, Chief Medical Officer and General Counsel) and vice presidents of the Company would receive: (i) a lump-sum payment equal to 18 months of the covered employee’s base salary, (ii) a lump-sum payment equal to the covered employee’s prorated bonus target plus the annual target bonus and (iii) a lump-sum payment equal to the aggregate dollar amount that we otherwise would have contributed toward the named officer or vice president’s group health insurance coverage for 18 months. In addition, subject to certain limited exceptions, all unvested equity and equity-based awards for each covered employee whose employment with us ceases during the two-year period following a “change in control” due to a termination without “cause” or a resignation for “good reason” shall become fully vested immediately prior to such cessation of service. A covered employee’s receipt of severance payments and benefits under the Severance Plan is subject to his or her execution and delivery of a general release of claims.

For the avoidance of doubt, in the event that a covered employee is party to an alternative arrangement which provides one or more of the types of payments and benefits provided under the Severance Plan, upon a termination of employment giving rise to such payments or benefits, the covered employee will be entitled to the payment or benefit pursuant to either the Severance Plan or the alternative arrangement, whichever provides the more favorable payment or benefit to the covered employee, as determined on a per-payment or per-benefit basis, as applicable. A covered employee will not be entitled to a payment or benefit under both the Severance Plan and an alternative arrangement.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information regarding all equity awards outstanding as of December 31, 2022 for each of our named executive officers.

	Stock Awards					Option Awards
					Equity Incentive				Equity Incentive
				Equity Incentive	Plan Awards:	Number of	Number of		Plan Awards:
	Number of		Market Value of	Plan Awards:	Market or Payout	securities	securities		Number of
	Shares or Units of		Shares or Units of	Number of Unearned	Value of Unearned	underlying	underlying		securities
	Stock that		Stock that	Shares, Units or	Shares, Units or	unexercised	unexercised		underlying
	Have not		Have not	Other Rights that	Other Rights that	options	options		unexercised	Option	Option
	Vested		Vested	Have not	Have not	(#)	(#)		unearned	Exercise	Expiration
Name	(#)		($)	Vested (#)	Vested ($)	exercisable	unexercisable		options (#)	Price ($)	Date
Scott Braunstein, M.D.	42,900	(1)	170,742	—	—
	19,305	(2)	76,834	—	—
						7,500	—		—	31.76	9/18/2028
						15,917	—		—	15.84	2/25/2029
						213,542	36,458	(3)	—	4.28	8/5/2029
						450,000	—		—	8.28	1/8/2030
						193,333	96,667	(4)	—	12.60	1/15/2031
						53,625	139,425	(5)	—	10.40	2/4/2022
Steven Pfanstiel	16,550	(1)	65,869	—	—
	7,448	(2)	29,643	—	—
						91,667	128,333	(6)	—	13.99	4/12/2031
						20,688	53,788	(5)	—	10.40	2/4/2022
Joseph Hulihan, M.D.	17,150	(1)	68,257	—	—
	7,718	(2)	30,718	—	—
						79,167	20,833	(7)	—	4.56	11/6/2029
						101,250	—		—	8.28	1/8/2030
						76,667	38,333	(4)	—	12.60	1/15/2031
						21,438	55,738	(5)	—	10.40	2/4/2022

(1)	The shares underlying these restricted stock units vest in three equal installments, on August 4, 2023, August 4, 2024 and August 4, 2025, subject to continued service to us through each vesting date. The market value of these restricted stock units included above was calculated using the closing price per share of our common stock at December 31, 2022.
(2)	The shares underlying these restricted stock units vest in two equal installments, on August 4, 2023 and August 4, 2024, subject to continued service to us through each vesting date. The market value of these restricted stock units included above was calculated using the closing price per share of our common stock at December 31, 2022.
(3)	The shares underlying this option vest monthly over 48 months beginning September 6, 2019, subject to continued service to us through each vesting date.
(4)	The shares underlying this option vest monthly over 36 months beginning January 31, 2021, subject to continued service to us through each vesting date.
(5)	The shares underlying this option vest monthly over 36 months beginning February 26, 2023, subject to continued service to us through each vesting date.
(6)	25% of the total shares underlying this option vested on April 12, 2022. The remaining shares vest 1/36th monthly over 36 months beginning April 30, 2022, subject to continued service to us through each vesting date.
(7)	25% of the total shares underlying this option vested on November 6, 2020. The remaining shares vest 1/36th monthly over 36 months thereafter beginning December 1, 2020, subject to continued service to us through each vesting date.

Pay Versus Performance

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between the SEC-defined Compensation Actually Paid (“CAP”) to our NEOs and certain of our financial performance metrics during the fiscal years listed below.

The table below presents information on the CAP to our Chief Executive Officer and to our other NEOs in comparison to certain performance metrics for the years ended December 31, 2022 and 2021. The SEC-defined CAP data set forth in the table below does not reflect amounts actually paid, earned or received by our NEOs, and the metrics are not those that the Compensation Committee uses when setting executive compensation. See the “How We Determine Executive Compensation” section of this proxy filing for a description of the compensation-setting process for our executive officers. Per SEC rules, CAP is calculated by adjusting the Summary Compensation Table (“SCT”) “Total” values for the applicable year as described in the footnotes to the table.

					Value of initial
	Summary	Compensation	Average Summary	Average	fixed $100
	Compensation Table	Actually Paid to	Compensation Table	Compensation	investment based
	Total for Scott	Scott Braunstein	Total for Non-CEO	Actually Paid to Non-	on total shareholder	Net Loss
Year	Braunstein (1)(2) ($)	(1)(2) ($)	NEOs (3) ($)	CEO NEOs (1)(2)(3) ($)	return (TSR) ($)	(in millions) ($)
2022	$ 3,131,996	$ (497,820)	$ 1,479,026	$ (81,929)	$ 32.62	$(19.8)
2021	$ 3,992,329	$ 3,772,071	$ 2,531,585	$ 2,191,474	$ 97.38	$(98.8)
(1)	Deductions from, and additions to, total compensation in the SCT by year to calculate CAP include:

	2022		2021
		Average Non-		Average Non-
	Scott Braunstein	CEO NEOs	Scott Braunstein	CEO NEOs
Total Compensation from Summary Compensation Table	$3,131,996	$1,479,026	$3,992,329	$2,531,585
Adjustments for Equity Awards
Adjustment for grant date values in the Summary Compensation Table	$(2,212,706)	$(869,096)	$(3,123,300)	$(1,943,675)
Year-end fair value of unvested awards granted in the current year	694,357	272,725	1,779,972	1,389,884
Year-over-year difference of year-end fair values for unvested awards granted in prior years	(865,737)	(624,785)	(207,314)	(31,509)
Fair values at vest date for awards granted and vested in current year	244,811	96,158	1,067,870	211,758
Difference in fair values between prior year-end fair values and vest-date fair values for awards granted in prior years	(1,490,541)	(435,957)	262,514	33,431
Total Adjustments for Equity Awards	$(3,629,816)	$(1,560,955)	$(220,258)	$(340,111)
Compensation Actually Paid	$(497,820)	$(81,929)	$3,772,071	$2,191,474

(2)	The following summarizes the valuation assumptions used for stock option awards included as part of CAP:
a.	Expected life of each stock option is based on the "simplified method" using an average of the remaining vest and remaining term, as of the vest/FYE date.
b.	Strike price is based on each grant date closing price and asset price is based on each vest/FYE closing price.
c.	Risk free rate is based on the Treasury Constant Maturity rate closest to the remaining expected life as of the vest/FYE date.

d.	Historical volatility is based on daily price history for each expected life (years) prior to each vest/FYE date. Closing prices provided by S&P Capital IQ are adjusted for dividends and splits.
e.	Represents annual dividend yield on each vest/FYE date.
f.	The following table illustrates the valuation assumptions as of the vesting date for awards that vested in each of 2022 and 2021:

For Stock Options Vested in
	2022	2021
Expected volatility	92.45% - 114.72%	109.13% - 125.89%
Expected dividend yield	—	—
Expected term, in years	3.3 - 5.0 years	3.5 - 5.0 years
Risk-free interest rate	0.97% - 4.48%	0.19% -1.26%

g.	No full-value awards vested in 2022 or 2021.

(3)	Non-CEO NEOs reflect the average Summary Compensation Table total compensation and average Compensation Actually Paid for Steven Pfanstiel and Joseph Hulihan in both 2022 and 2021.

The following graphs illustrate the relationship during 2021-2022 of the CAP for our CEO and the average CAP for our other NEOs as calculated pursuant to SEC rules to (i) our total shareholder return (“TSR”) and (ii) our net income (loss) (each as set forth in the table above). Note that we do not utilize TSR or net income (loss) in our executive compensation program; however, we do utilize several other performance measures to align executive compensation with the Company’s performance. See the “How We Determine Executive Compensation” section of this proxy filing for a description of the compensation-setting process for our executive officers, including a description of the performance-based cash bonus component of our compensation program, which is designed to provide appropriate incentives to our executives to achieve defined annual corporate goals and to reward our executives for individual achievement towards these goals.

Compensation of Directors

During the fiscal year ended December 31, 2022, we paid cash compensation to our non-employee directors. All of our non-employee directors also received awards under the 2014 Plan. The following table sets forth information concerning compensation for services rendered by our non-employee directors for the fiscal year ended December 31, 2022:

	Fees earned or			Expiration of		Total
	paid in	Option		Option	Stock	compensation
Name	cash ($) (1)	Awards ($) (2)		Awards	Awards ($) (3)	($)
Charles Austin (4)	60,000	107,040	(4)	01/15/2031	28,600	195,640
Santiago Arroyo, M.D., Ph.D. (5)	43,472	107,040	(5)	07/01/2031	28,600	179,112
Michael R. Dougherty (6)	56,514	107,040	(6)	01/15/2031	28,600	192,154
Elan Ezickson (7)	65,000	107,040	(7)	01/15/2031	28,600	200,640
Seth H.Z. Fischer (8)	53,833	107,040	(8)	01/15/2031	28,600	189,473
Tim M. Mayleben (9)	74,667	107,040	(9)	01/15/2031	28,600	210,307
Saraswathy V. Nochur, Ph.D. (10)	58,167	107,040	(10)	03/22/2031	28,600	193,807
Nicole Vitullo (11)	71,729	107,040	(11)	01/15/2031	28,600	207,369
Christine Silverstein (12)	—	—	(12)	—	—	—

(1)	This column reports director fees earned with respect to services performed by the director during the year ended December 31, 2022.
(2)	This column represents the aggregate grant date fair value of options to purchase shares of common stock granted to each director in 2022, computed in accordance with FASB ASC Topic 718.
(3)	This column represents the aggregate grant date fair value of restricted stock units granted to each director in 2022, computed in accordance with FASB ASC Topic 718.
(4)	As of December 31, 2022, this director held options to purchase 53,875 shares of common stock.

(5)	This director resigned from our Board effective November 13, 2022. As of December 31, 2022, this former director held options to purchase 45,375 shares of common stock.
(6)	This director resigned from our Board effective November 13, 2022. As of December 31, 2022, this former director held options to purchase 76,625 shares of common stock, which included the acceleration of vesting related to options to purchase 5,157 shares of common stock and the related extension of the exercise period from three months to twelve months from termination date pursuant to the termination agreement between the director and us.
(7)	As of December 31, 2022, this director held options to purchase 53,875 shares of common stock.
(8)	As of December 31, 2022, this director held options to purchase 77,850 shares of common stock.
(9)	As of December 31, 2022, this director held options to purchase 79,000 shares of common stock.
(10)	As of December 31, 2022, this director held options to purchase 45,375 shares of common stock.
(11)	This director resigned from our Board effective November 13, 2022. As of December 31, 2022, this former director held options to purchase 91,500 shares of common stock, which included the acceleration of vesting related to options to purchase 5,157 shares of common stock and the related extension of the exercise period from three months to twelve months from termination date pursuant to the termination agreement between the director and us.
(12)	This director was appointed in January 2023. As of December 31, 2022, this director held no options to purchase shares of common stock.

Non-Employee Director Compensation in 2022

As a part of our annual review of director compensation, our Compensation Committee reviewed data provided by Pearl Meyer, and approved certain market-based increases in cash compensation to be effective in 2022, including increases in: (i) the annual cash retainer for members of the Compensation Committee; and (ii) the annual cash retainer for the Audit Committee Chair. Additionally, to align director equity awards to the equity award mix provided to the executive officers, the Board approved a change to the equity instrument mix for directors to include both stock options and restricted stock unit awards.

Our 2022 board compensation was as follows:

●	an annual cash retainer of $77,500 for the Chair of our Board;
●	an annual cash retainer of $25,000 for our Lead Independent Director effective upon his appointment in November 2022 in addition to the annual retainer for non-employee directors;
●	an annual cash retainer of $45,000 for all other members of our Board;
●	an additional cash retainer of $20,000 for our Audit Committee Chair, $15,000 for our Compensation Committee Chair; $10,000 for our Nominating Committee Chair; and $10,000 for our Science & Technology Committee Chair;
●	an additional cash retainer of $10,000 for members of our Audit Committee, $7,500 for members of our Compensation Committee; $5,000 for members of our Nominating Committee; and $5,000 for members of our Science & Technology Committee;
●	for the new members of our Board, an initial equity grant of options to purchase 24,750 shares of our common stock vesting monthly in thirty-six equal installments over three years and a restricted stock unit grant for 5,500 shares of our common stock vesting annually in three equal installments; and
●	for all members of our Board, an annual equity grant of options to purchase 12,375 shares of our common stock vesting monthly in twelve equal installments over one year and a restricted stock unit grant for 2,750 shares of common stock vesting in full on the first annual anniversary of the grant date.

Our directors are also entitled to reimbursement for reasonable travel and lodging expenses for attending Board and Committee meetings.

Non-Employee Director Compensation in 2023

As part of our annual review of director compensation, our Compensation Committee reviewed data provided by Pearl Meyer and determined that the 2023 cash compensation should remain consistent with the cash compensation for non-employee directors in 2022. Additionally, the Board approved cash compensation for the role of Lead Independent Director which was set at an annual cash retainer of $25,000 in addition to the annual retainer for all non-employee directors. The Board approved an increase in the equity compensation for non-employee directors as follows:

●	for the new members of our Board, an initial equity grant of options to purchase 32,400 shares of our common stock vesting monthly in thirty-six equal installments over three years and a restricted stock unit grant for 7,200 shares of common stock vesting annually in three equal installments; and
●	for all members of our Board, an annual equity grant of options to purchase 16,200 shares of our common stock vesting monthly in twelve equal installments over one year and a restricted stock unit grant for 3,600 shares of our common stock vesting in full on the first annual anniversary of the grant date.

Our directors are also entitled to reimbursement for reasonable travel and lodging expenses for attending Board and Committee meetings.

TRANSACTIONS WITH RELATED PARTIES

Since January 1, 2021, there have been no transactions, to which we have been a party, in which the amount involved in the transaction or series of related transactions exceeded the lesser of $120,000 and one percent of the average of our total assets at year-end for the last two completed fiscal years, and in which any of our directors, executive officers or beneficial owners of more than 5% of our common stock or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest, other than employment, compensation, termination, indemnification and change in control arrangements with our named executive officers, which are described under the “Executive and Director Compensation” section of this Proxy Statement.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER

EQUITY COMPENSATION PLANS AT DECEMBER 31, 2022

					Number of securities remaining available
	Number of securities to		Weighted-average		for future issuance under equity
	be issued upon exercise of		exercise price of		compensation plans
	outstanding options,		outstanding options,		(excluding securities
Plan category	warrants and rights		warrants and rights		reflected in column (a))
	(a)		(b)		(c)
Equity compensation plans approved by security holders	4,398,692	(1)	$11.21	(2)	975,646	(3)
Equity compensation plans not approved by security holders	2,003,503	(4)	$10.22	(5)	—
Total	6,402,195				975,646

(1)	Represents (i) 3,755,239 shares of our common stock issuable upon exercise of outstanding stock options and 642,876 restricted stock units issued under our 2014 Plan and (ii) 577 shares of our common stock issuable upon exercise of outstanding stock options under our 2005 Equity Incentive Plan (“2005 Plan”). Our 2014 Plan has been approved by our stockholders and we are no longer making grants under our 2005 Plan.
(2)	Represents the weighted-average exercise price of 3,755,816 outstanding stock options.
(3)	Represents shares of common stock reserved for issuance under our 2014 Plan. In addition, the number of shares of our common stock that may be issued pursuant to grants under the 2014 Plan and the number of shares of our common stock that may be issued under the 2014 Plan as incentive stock options shall be increased annually on January 1 of each year until the expiration of the 2014 Plan by a number equal to the least of (i) 10,000,000 shares of our common stock, (ii) an amount equal to 4% of the total number of shares of our capital stock outstanding on such date, calculated on a common-equivalent basis, and (iii) an amount determined by our Board.
(4)	Represents 1,974,403 shares of our common stock issuable upon exercise of outstanding stock options and 29,100 restricted stock units issued as inducement grants. These stock options and restricted stock units are generally subject to the same terms and conditions as those awarded pursuant to the 2014 Plan.
(5)	Represents the weighted-average exercise price of 1,974,403 outstanding stock options issued as inducement grants.

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR 2024

ANNUAL MEETING OF STOCKHOLDERS

Pursuant to Rule 14a-8 under the Exchange Act, proposals of stockholders intended to be presented at our 2024 Annual Meeting of Stockholders must be received by our Secretary, in writing, at Marinus Pharmaceuticals, Inc., 5 Radnor Corporate Center, Suite 500, 100 Matsonford Road, Radnor, PA 19087; Attention: Secretary, not later than December 13, 2023. If, however, the date of our 2024 Annual Meeting of Stockholders is more than 30 calendar days earlier or later than May 24, 2024, then the deadline will be a reasonable time before we begin to print and send out our proxy materials. The dates referenced below with respect to proposing an item of business at our 2024 Annual Meeting of Stockholders will not affect any rights of stockholders to request inclusion of proposals in our proxy statement pursuant to Rule 14a-8 of the Exchange Act.

In addition, under our Bylaws, a stockholder of record on the date of the giving of the written notice to introduce a nomination or to propose an item of business must follow certain procedures to nominate persons for election as directors or to introduce an item of business at an Annual Meeting of Stockholders. These procedures provide that a nomination for director(s) and/or an item of business to be introduced at an Annual Meeting of Stockholders must be submitted in writing to our Secretary at our offices at Marinus Pharmaceuticals, Inc., 5 Radnor Corporate Center, Suite 500, 100 Matsonford Road, Radnor, PA 19087. We must receive written notice of your intention to introduce a nomination or to propose an item of business at our 2024 Annual Meeting of Stockholders no earlier than the close of business on December 13, 2023, and no later than the close of business on January 12, 2024. However, if the date of our 2024 Annual Meeting of Stockholders is more than 30 calendar days earlier or later than May 24, 2024, then we must receive such notice no earlier than the close of business on the 120th day prior to the 2024 Annual Meeting of Stockholders and not later than the close of business on the later of (A) the 90th day prior to the 2024 Annual Meeting of Stockholders or (B) the 10th day following the day on which public announcement of the date of the 2024 Annual Meeting of Stockholders is first made. In the case of an election of directors at a special meeting of stockholders, we must receive such notice not later than the close of business on the later of (x) the 90th day prior to such special meeting or (y) the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by our Board to be elected at such meeting.

In addition to satisfying the foregoing advance notice requirements under our Bylaws, to comply with the universal proxy rules under the Exchange Act, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide written notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 25, 2024, which is 60 days prior to the one-year anniversary of the Annual Meeting.

Any such notice must include all of the information required to be in such notice pursuant to our Bylaws filed with the SEC.

ANNUAL REPORT

A copy of our 2022 Annual Report to Stockholders, consisting of our Annual Report on Form 10-K for the year ended December 31, 2022, has been made available or mailed concurrently with this Proxy Statement, without charge, to our stockholders entitled to notice of and to vote at the Annual Meeting, provided that we have not included the exhibits to the Form 10-K. We will provide copies of the exhibits to the Form 10-K upon request by eligible stockholders, provided that we may impose a reasonable fee for providing such exhibits, which is limited to our reasonable expenses. Requests for copies of such exhibits should be mailed to our Secretary, Martha E. Manning, Esq., at Marinus Pharmaceuticals, Inc. 5 Radnor Corporate Center, Suite 500, 100 Matsonford Road, Radnor, PA 19087.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

We have adopted a procedure, approved by the SEC, called “householding.” Under this procedure, stockholders of record who have the same address and last name will receive only one copy of our Notice and, if applicable, a printed version of this Proxy Statement and our Annual Report, unless we are notified that one or more of these stockholders wishes to continue receiving individual copies. This procedure will reduce our printing costs and postage fees.

If you are eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of the Notice, or if you hold our stock in more than one account, and in either case you wish to receive only a single copy of the Notice for your household, please contact our Corporate Secretary, Martha E. Manning, Esq., at Marinus Pharmaceuticals, Inc. 5 Radnor Corporate Center, Suite 500, 100 Matsonford Road, Radnor, PA 19087; telephone: (484) 801-4670. If you participate in householding and wish to receive a separate copy of the Notice, or if you do not wish to continue to participate in householding and prefer to receive separate copies of the Notice in the future, please contact our Corporate Secretary as indicated above.

If your shares are held in street name through a broker, bank or other nominee, please contact your broker, bank or nominee directly if you have questions, require additional copies of our materials or wish to receive a single copy of such materials in the future for all beneficial owners of shares of our common stock sharing an address.

Your vote is important. Even if you plan to attend the Annual Meeting, we urge you to submit your proxy or voting instructions as soon as possible.

By Order of the Board of Directors,

/s/ Martha E. Manning
Martha E. Manning, Esq. Senior Vice President, General Counsel, and Corporate Secretary
April 11, 2023
Radnor, Pennsylvania

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. V12731-P90840 ! ! ! For All Withhold All For All Except For Against Abstain To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. 2. Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023. 3. Approval, on a non-binding advisory basis, of the compensation of the Company’s named executive officers as disclosed in the proxy statement. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof. 01) Tim M. Mayleben 02) Saraswathy V. Nochur, Ph.D. 03) Christine Silverstein 1. Election of three Class III Directors, each to serve until the Company's 2026 Annual Meeting of Stockholders or until such person's successor is duly elected and qualified: NOMINEES: THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE "FOR ALL" THE FOLLOWING NOMINEES. THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE “FOR” THE FOLLOWING PROPOSALS: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. MARINUS PHARMACEUTICALS, INC. ! ! ! ! ! ! MARINUS PHARMACEUTICALS, INC. 5 RADNOR CORPORATE CENTER, SUITE 500 100 MATSONFORD RD RADNOR, PA 19087 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Daylight Time on May 23, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/MRNS2023 You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Daylight Time on May 23, 2023. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. SCAN TO VIEW MATERIALS & VOTEw

V12732-P90840 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com. MARINUS PHARMACEUTICALS, INC. Annual Meeting of Stockholders May 24, 2023 9:30 a.m. Eastern Daylight Time This proxy is solicited on behalf of the Board of Directors The undersigned hereby appoints Scott Braunstein and Martha Manning as proxies for the undersigned, each with full power to act alone and to appoint a substitute, to represent and vote as designated on the reverse side of this proxy, all the shares of Common Stock of Marinus Pharmaceuticals, Inc. held of record by the undersigned on March 27, 2023, at the Annual Meeting of Stockholders to be held via the Internet at www.virtualshareholdermeeting.com/MRNS2023, on May 24, 2023 at 9:30 a.m., Eastern Daylight Time, and any adjournment or postponement thereof. Please sign, date and return the proxy in the envelope enclosed. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof. This proxy, when properly executed, will be voted as directed herein by the undersigned stockholder. If no such direction is made, this proxy will be voted “FOR ALL” on Proposal No. 1 and “FOR” on Proposal Nos. 2 and 3. Continued and to be signed on the reverse side